UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. )

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XPERI INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XPERI INC.

2190 Gold Street

San Jose, CA 95002

Notice of AnnUal Meeting of Stockholders

To Be Held on May 24, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of XPERI INC., a Delaware corporation (“Xperi,” the “Company,” “we,” “our,” or “us”). The meeting will be held on May 24, 2024, at 8:00 a.m. Eastern Daylight Time and will be held virtually on the internet at www.cesonlineservices.com/xper24_vm for the following purposes:

•
To elect five (5) directors to hold office until the 2025 annual meeting of stockholders, and until their respective successors shall have been duly elected and qualified;
•
To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024;
•
To amend the Company’s Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements to amend (a) our Amended and Restated Bylaws and (b) certain provisions of our Amended and Restated Certificate of Incorporation; and
•
To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Your vote will be especially important at this year’s Annual Meeting. As you may be aware, Rubric Capital Master Fund LP and certain of its affiliates (collectively, “Rubric Capital”) have nominated two nominees (the “Rubric Nominees”) for election as directors at the Annual Meeting on the white proxy card in opposition to certain of the five director nominees recommended by the Board of Directors (the “Board”), Darcy Antonellis, Laura J. Durr, David C. Habiger, Jon E. Kirchner, and Christopher Seams.

The Board does not endorse the Rubric Nominees and unanimously recommends that you vote “FOR” the election of the five directors nominated by the Board (Darcy Antonellis, Laura J. Durr, David C. Habiger, Jon E. Kirchner, and Christopher Seams), “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, and “FOR” each of the proposed amendments to our Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements, using the BLUE proxy card.

You may receive a proxy statement, white proxy card and other solicitation materials from Rubric Capital and other participants in their solicitation (collectively, “Rubric”). Since Rubric has the option to choose which of our stockholders will receive its proxy solicitation materials, you may or may not receive them. The Company is not responsible for the accuracy of any information provided by, or relating to, Rubric or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Rubric or any other statements that Rubric may otherwise make.

The Board strongly urges you to discard and not to sign or return any white proxy card sent to you by Rubric. If you have previously submitted a white proxy card sent to you by Rubric, you have every right to change it and we strongly urge you to revoke that proxy by voting for the Board’s nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed BLUE proxy card and returning it in the postage-paid return envelope or by voting via Internet by following the instructions on your BLUE proxy card or BLUE voting instruction form. Only your latest dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement. Even if you would like to elect one or both of the Rubric Nominees, we strongly recommend you use the Company’s BLUE proxy card to do so.

PLEASE NOTE THAT THIS YEAR, YOUR PROXY CARD LOOKS DIFFERENT. SECURITIES AND EXCHANGE COMMISSION RULES REQUIRE US TO USE A “UNIVERSAL PROXY CARD.” THIS MEANS THE COMPANY’S BLUE PROXY CARD IS REQUIRED TO LIST THE RUBRIC NOMINEES IN ADDITION TO THE BOARD’S NOMINEES. AS SUCH, IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION. PLEASE MARK YOUR CARD CAREFULLY AND ONLY VOTE “FOR” THE NOMINEES AND OTHER PROPOSAL RECOMMENDED BY THE BOARD.

We strongly encourage you to read the accompanying proxy statement carefully and to use the enclosed BLUE proxy card to vote FOR the Board’s nominees and FOR the other proposal, as soon as possible. It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. If you have any questions or require any assistance with voting your shares, please contact Morrow Sodali LLC, our proxy solicitor assisting us in connection with the Annual Meeting:

Morrow Sodali LLC
430 Park Avenue, 14th Floor
New York, NY 10022
Call toll-free (800) 662-5200
or (203) 658-9400
Email: XPER@info.morrowsodali.com

The record date for the Annual Meeting is March 28, 2024. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any continuation, adjournment or postponement thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the Annual Meeting during ordinary business hours at the Company’s principal executive offices. The list of these stockholders will also be available during the Annual Meeting to those stockholders that have pre-registered and attend the Annual Meeting online.

By Order of the Board of Directors
Xperi Inc.

David C. Habiger
Chair of the Board

San Jose, California
April 17, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2024

The Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 are available at investor.xperi.com

This Notice of the Annual Meeting is not a form for voting and presents only an overview of the important information contained in the accompanying Proxy Statement and Annual Report on Form 10-K, which are available on the internet at the address above. Please review the proxy materials before voting.

You are cordially invited to attend the Annual Meeting virtually on the internet. Whether or not you expect to attend the Annual Meeting, please vote your shares by signing, dating, and mailing the enclosed BLUE proxy card, or over the internet as instructed in these materials, as promptly as possible to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still be able to change your vote virtually during the Annual Meeting if you attend. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain a legal proxy issued in your name from that record holder.

If you plan to attend the Annual Meeting virtually, please follow the registration instructions as outlined in the Proxy Statement accompanying this Notice.

XPERI INC.

2190 Gold Street

San Jose, CA 95002

PROXY STATEMENT FOR THE 2024 ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2024

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Xperi Inc. (together with its subsidiaries, herein referred to as the “Company,” “we,” or “Xperi”) of proxies to be voted at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 24, 2024 at 8:00 a.m. Eastern Daylight Time at www.cesonlineservices.com/xper24_vm and at any continuation, adjournments or postponements thereof for the following purposes:

•
To elect five (5) directors to hold office until the 2025 annual meeting of stockholders, and until their respective successors shall have been duly elected and qualified;
•
To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024;
•
To amend our Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements to amend (a) the Amended and Restated Bylaws and (b) certain provisions of the Amended and Restated Certificate of Incorporation; and
•
To conduct any other business properly brought before the Annual Meeting.

This Notice of Annual Meeting and the accompanying Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (the "2023 Annual Report") are being made available to stockholders beginning on or about April 17, 2024.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2024

The Proxy Statement and our 2023 Annual Report are available at investor.xperi.com

XPERI - Proxy Statement	1

BOARD OF DIRECTORS

WHO WE ARE

Xperi’s Board consists of five directors. The directors are: Darcy Antonellis; Laura J. Durr; David C. Habiger; Jon E. Kirchner; and Christopher Seams. The Board, upon the recommendation of its Nominating and Corporate Governance Committee, has unanimously nominated the five directors listed below for re-election to the Board at the Annual Meeting.

Director Nominees

Darcy Antonellis Age: 61 Director since: 2022 Committees: - Audit - Compensation - Nominating & Corporate Governance (Chair)	EXPERIENCE
	2023 – present:	Operating Advisor, TMT (technology, media, and telecom) Sectors, at ABS Capital Partners, a private equity firm focused on emerging growth software and tech-enabled services with data foundations.
	2021 – 2023:	Executive Advisor at Amdocs Inc., a software and services company for communications, media, financial and digital enterprises.
	2018 – 2021:	Division President of Amdocs Inc.; and CEO, Vubiquity Inc. (acquired by Amdocs in 2018).
	2014 – 2018:	CEO of Vubiquity Inc., a global media and entertainment distribution technology and services provider.
	1998 – 2013:	President, Technical Operations, and Chief Technology Officer at Warner Bros Entertainment Inc., a global entertainment company.
OTHER PUBLIC COMPANY BOARDS
Cinemark Holdings Inc. (since 2015) Bango plc (since 2023) PRIOR PUBLIC COMPANY BOARDS Xperi Holding Corporation (2020 – 2022) Xperi Corporation (2018 – 2020)
QUALIFICATIONS/EXPERTISE
•
Experienced public and private company director and adept leader with decades of experience in media technology, operations, and content monetization.
•
As CEO of Vubiquity, led the company transition from North America content licensing focus to global technology and services provider; led sale and integration into Amdocs.
•
Led strategy and execution of Warner Bros.' digital transformation, enabling new consumer services and revenue streams; responsibilities included multi-billion dollar partner contracts.

XPERI - Proxy Statement	2

•
Board member at Vionlabs AB, an AI-based content metadata solutions company for monetization and enhanced multiplatform viewing experiences.
•
Three-time Emmy recipient for achievements in platform engineering and technical production; inducted into the Academy of Motion Pictures Arts & Sciences as a voting member.
•
Fellow, Society of Motion Picture Television Engineers (SMPTE).
•
Certified Director, NACD; NACD/Carnegie Mellon University CERT Certificate in Cybersecurity Oversight.

XPERI - Proxy Statement	3

Laura J. Durr Age: 63 Director since: 2022 Committees: - Audit (Chair) - Nominating & Corporate Governance	EXPERIENCE
	2004 – 2018:	Executive Vice President and Chief Financial Officer, Chief Accounting Officer, and various other leadership roles at Polycom, Inc., a multinational video, voice and communication technology company
	Prior:	Various executive roles in finance and administration at QuickSilver Technology, C Speed Corporation, Lucent Technologies and Price Waterhouse
OTHER PUBLIC COMPANY BOARDS
Owlet, Inc. (since 2021) NETGEAR, Inc. (since 2020) PRIOR PUBLIC COMPANY BOARDS Xperi Holding Corporation (2020 – 2022) TiVo Corporation (2019 – 2020)
QUALIFICATIONS/EXPERTISE
•
Decades of experience managing complex financial strategy and accounting for various sized technology companies.
•
Extensive executive leadership, board service, operational and advisory experience at a range of public and private media and consumer technology companies.
•
As CFO of Polycom, oversaw its $2 billion sale to Plantronics Inc. in 2018, and its acquisition by a private equity firm in 2016.

XPERI - Proxy Statement	4

David C. Habiger Age: 55 Board Chair since: 2022 Committees: - Compensation	EXPERIENCE
	2018 – present:	President and CEO: J.D. Power, an automotive SAAS and global consumer data / analytics company
	2012 – 2016:	Board Member, and from May 2015 to June 2016, CEO: Textura Corporation, a global construction management software platform and payments company
	2011 – 2012:	CEO: NDS Group Ltd., a television software, connected TV, streaming and security company for satellite and cable audio video content
	1992 – 2011:	President and CEO (among other roles): Sonic Solutions, Media Platform for Consumer Electronics - Audio/Video CODECs company
OTHER PUBLIC COMPANY BOARDS

Reddit, Inc. (since 2022)

PRIOR PUBLIC COMPANY BOARDS

Xperi Holding Corporation (2020 – 2022)

Xperi Corporation (2016 – 2020)

Noble Rock Acquisition Corporation (SPAC) (2021 – 2022)

Echo Global Logistics, Inc. (2012 – 2021)

Stamps.com Inc. (2016 – 2021)

GrubHub, Inc. (2016 – 2021)

Control 4 Corporation (2012 – 2019)

Enova International, Inc (2014 – 2017)

Immersion Corporation (2014 – 2017)

DTS, Inc. (2014 – 2016)

Textura Corporation (2012 – 2016)

RealD Inc. (2011 – 2016)

Sonic Solutions (2010 – 2011)

QUALIFICATIONS/EXPERTISE
•
Seasoned consumer and technology sector executive with particular expertise in digital media and automotive software, with service on more than 12 public company boards.
•
Track record of leading technology companies through strategic transactions, including initial public offerings and M&A; he led Textura Corporation when it was sold to Oracle for $663 million, Sonic Solutions when it was sold to Rovi for $720 million, and NDS Group Ltd. when it was sold to Cisco Systems for $5 billion.
•
Between 2009 and 2011, led Sonic Solutions’ transition from traditional media to streaming services and TV OS.
•
Board member of the Federal Reserve Bank of Chicago since 2020; member of its System Activities, Bank Operations and Risk (SABOR) Committee; past chair and member of its Governance and Human Resources Committee; served as the co-chair of its Presidential Search Committee.

XPERI - Proxy Statement	5

Jon E. Kirchner Age: 56 Director since: 2022 Committees: None	EXPERIENCE
	2017 – present:	Chief Executive Officer of Xperi Inc. (and former affiliates Xperi Holding Corporation and Xperi Corporation)
	1993 – 2016:	Chief Executive Officer and Board Chair at DTS, Inc., a publicly-traded company (and now an Xperi subsidiary) focused on audio technologies for movies, music and video, among other roles
	1989 – 1993:	Senior Consultant at Price Waterhouse, an accounting firm, among other roles
OTHER PUBLIC COMPANY BOARDS
None PRIOR PUBLIC COMPANY BOARDS Xperi Holding Corporation (2020 – 2022) Xperi Corporation (2017 – 2020) DTS, Inc. (2002 – 2016)
QUALIFICATIONS/EXPERTISE
•
Leader in the technology space for 30 years, with extensive experience building licensing and international growth businesses.
•
Held numerous senior leadership roles at DTS, culminating with Chief Executive Officer, and led the company through significant growth and transformation from a small startup to a global industry leader generating over $150 million in licensing revenue.
•
Recognized as a “Leader in Emerging Entertainment” by the Producers Guild of America for significant contributions to the advancement of digital entertainment and storytelling.

XPERI - Proxy Statement	6

Christopher Seams Age: 61 Director since: 2022 Committees: - Audit - Compensation (Chair) - Nominating & Corporate Governance	EXPERIENCE
	2013 – 2016:	Chief Executive Officer, Deca Technologies, a subsidiary of Cypress Semiconductor Corporation
	1990 – 2013:	Various roles, including Executive Vice President of Sales and Marketing, Cypress Semiconductor Corporation, a company focused on semiconductor design and manufacturing
OTHER PUBLIC COMPANY BOARDS
ONTO Innovation Inc. (since 2019) PRIOR PUBLIC COMPANY BOARDS Xperi Holding Corporation (2020 – 2022) Xperi Corporation (2016 – 2020)
QUALIFICATIONS/EXPERTISE
•
Experienced public company director and electronics industry executive with deep expertise in product management, sales and marketing and operations.
•
Spent 20+ years at Cypress Semiconductor, serving in several executive positions and managing the company’s manufacturing.
•
Prior to joining Cypress, worked in process development for Advanced Micro Devices and Philips Research Laboratories.
•
Senior member, Institute of Electrical and Electronics Engineers (IEEE).
•
Certified Director, NACD; Professional Certificate in Advanced Computer Security from Stanford University.

XPERI - Proxy Statement	7

HOW WE ARE SELECTED AND ELECTED

Nomination to the Board of Directors

Candidates for nomination to the Board are selected by the Board based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, the amended and restated certificate of incorporation ("Charter") and amended and restated bylaws ("Bylaws"), the Corporate Governance Guidelines and the criteria approved by the Board regarding director candidate qualifications.

The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a Board that can best perpetuate the success of the Company and represent stockholder interests through the exercise of sound judgment using its diversity of experience.

Prior to each annual meeting of stockholders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board of Directors, the Nominating and Corporate Governance Committee will consider incumbent Board members and other well-qualified individuals as potential director nominees. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. If the Nominating and Corporate Governance Committee determines to retain an executive search firm to identify Board candidates, it will identify the search firm and approve the search firm’s fees and other retention terms and will specify for the search firm the criteria to use in identifying potential candidates, consistent with the director qualification criteria described below. The Nominating and Corporate Governance Committee will review the backgrounds of each potential candidate, evaluate candidates’ independence from the Company and potential conflicts of interest and determine if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director. Management may assist the committee in the review process at the Nominating and Corporate Governance Committee’s direction. The committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee.

The Nominating and Corporate Governance Committee will consider candidates recommended by our stockholders by following substantially the same process and applying substantially the same criteria as it follows for candidates identified by others. Such recommendations must be submitted in writing to the Chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Xperi Inc., 2190 Gold Street, San Jose, California 95002, in accordance with the Company's Bylaws. Candidates recommended by the stockholders are evaluated in the same manner as candidates identified by a Nominating and Corporate Governance Committee member.

Director Qualifications

The director qualifications developed to date focus on what the Board believes to be essential competencies to effectively serve on the Board. The Nominating and Corporate Governance Committee takes into account a number of factors when considering director nominees, including but not limited to the following:

•
independence from management;
•
relevant business experience;
•
age, gender, race, ethnicity, sexual orientation and gender identity;
•
educational and professional background;
•
judgment, skill, integrity, ethics, value and reputation;
•
existing commitments to other businesses and service on other boards;
•
potential conflicts of interest with other pursuits;

XPERI - Proxy Statement	8

•
legal considerations such as antitrust issues;
•
the needs of the Board and the Company with respect to the particular talents, experience and diversity of its directors;
•
corporate governance expertise, to enable the committee to determine whether the candidate would be suitable for Nominating and Corporate Governance Committee membership;
•
financial and accounting expertise, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership;
•
executive compensation expertise, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership; and
•
the size and composition of the existing Board.

Board Diversity

The Board believes that board diversity is important to serving the long-term interests of stockholders. The Board currently includes two female and one LGBTQ+ directors. To reflect its commitment to diversity, if the Board uses a third-party search firm to identify potential director candidates, the Nominating and Corporate Governance Committee will instruct the search firm to include in its initial list of candidates qualified candidates who reflect diverse backgrounds, including diversity of gender and race or ethnicity.

Planned Board Refreshment

The Board has been actively planning to expand its membership. It has engaged in recruiting efforts to identify two new directors whose skills and expertise would be complementary to the incumbent directors. The Board identified two diverse candidates, one with deep experience in the automotive and audio industry and one with advertising monetization expertise. The Board was considering the expansion of the Board and appointment of these candidates prior to the 2024 Annual Meeting when Rubric nominated its candidates to the Board. In light of Rubric’s nominations, and the fact that the Board’s views on Board expansion and the particular skills that would be needed or complementary may change depending upon which director candidates are elected at the Annual Meeting, the Board determined that it should wait before making a final decision on its expansion.

HOW WE GOVERN AND ARE GOVERNED

Pursuant to the Delaware General Corporation Law and the Company’s bylaws, our business, property and other affairs are managed by or under the direction of the Board and its committees. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other officers and advisors, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Governance Highlights

We are committed to high standards of corporate governance. The Company’s corporate governance program features the following:

•
a strong, independent chair of the Board;
•
a Board consisting solely of independent directors, other than the CEO;
•
majority voting for election of directors in uncontested elections;
•
annually elected directors;
•
a diverse Board consisting of directors with broad industry experience, relevant backgrounds, and technical and financial expertise;

XPERI - Proxy Statement	9

•
no stockholder rights plan;
•
a single voting class;
•
regularly updated charters for each of the Board’s committees, which clearly establish the roles and responsibilities of each such committee;
•
regular executive sessions among the non-employee and independent directors, with the Chair of the Board presiding at each executive session;
•
a Board that enjoys unrestricted access to the Company’s management, employees and professional advisors;
•
a clear Code of Business Conduct and Ethics that is reviewed regularly for best practices;
•
a clear set of Corporate Governance Guidelines that is reviewed regularly for best practices;
•
an anti-corruption policy that applies to all employees and directors, to ensure compliance with the U.S. Foreign Corrupt Practices Act and all other applicable anti-corruption and anti-bribery laws;
•
a policy prohibiting hedging, pledging or shorting of company stock by all employees and directors;
•
the Compensation Committee’s direct engagement of Compensia, Inc., an independent compensation consultant to review and advise on director and executive compensation; and
•
minimum stock ownership requirement of 5 times base salary for the CEO, 1.5 times base salary for other executive officers, and 3 times annual cash retainer (excluding committee and chair retainers) for directors, to ensure that executive officers and directors remain aligned with the interests of the Company and its stockholders.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the Company. The Nominating and Corporate Governance Committee periodically reviews the Corporate Governance Guidelines, and recommends changes to the Board as warranted. The Corporate Governance Guidelines mandate, and the Nominating and Corporate Governance Committee annually conducts, a thorough Board and Board committee self-evaluation process. The Corporate Governance Guidelines are available on the “Investor Relations” section of our website, which is located at investor.xperi.com, by clicking “Governance Documents” in the “Governance” section of our website.

Independence of Directors

The listing rules of the New York Stock Exchange ("NYSE") generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the NYSE rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.

In addition, audit committee members must satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, or be an affiliated person of the listed company or any of its subsidiaries.

The Board has determined that all of the Company’s directors nominated for election, other than Mr. Kirchner, qualify as independent directors in accordance with the applicable NYSE rules. In making these determinations, the Board reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities and relationships as they may relate to the Company and our management, including that Mr. Habiger is the CEO of J.D. Power, with which we have a commercial relationship. The Board determined that the Company's relationship with J.D. Power does not compromise Mr. Habiger’s independence under the NYSE rules. Furthermore, the Board has determined that each member of the Audit Committee meets the

XPERI - Proxy Statement	10

enhanced independence standards for serving on an audit committee under Rule 10A-3 and the NYSE rules, and that each member of the Compensation Committee meets the NYSE’s heightened independence standards for members of a compensation committee and qualifies as a "non-employee director" as defined in Rule 16b-3 of the Exchange Act.

There are no family relationships between any of the Company's directors or executive officers and any of the other directors or executive officers.

Board Leadership Structure

The Corporate Governance Guidelines provide that the Board shall be free to choose its chairperson in any way that it considers in the best interests of the Company.

We believe that separating the roles of Chief Executive Officer and Chair of the Board is in the best interests of the Company and its stockholders because it provides the appropriate balance between strategy development and oversight and accountability of management. However, the Corporate Governance Guidelines do not require the separation of the offices of the Chair of the Board and the Chief Executive Officer. If the Chair is not an "independent director" as such term is defined in applicable NYSE rules, pursuant to the Corporate Governance Guidelines, the Company’s independent directors will designate one of the independent directors on the Board to serve as a lead independent director.

The responsibilities of the lead independent director include:

•
serving as a liaison between the Company’s management and independent directors;
•
facilitating discussion and open dialogue among the independent directors during Board meetings, executive sessions and outside of Board meetings, with the Chair of the Board presiding at each such executive session;
•
calling meetings of the independent directors;
•
working with the Chair to develop and approve Board meeting agendas, materials and schedules, including to ensure that there is sufficient time for discussion of all agenda items; and
•
ensuring availability for consultation and direct communication with significant stockholders of the Company, if requested and in coordination with management.

Board Role in Risk Management

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Risk management includes not only understanding company-specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company. For example, the Board annually reviews management’s enterprise risk management assessment, which is designed to (i) identify risks that can negatively impact the Company’s ability to achieve its business objectives; (ii) estimate the magnitude of the potential risks; and (iii) determine approaches to mitigate the identified risks. In addition, during the Company’s quarterly Board meetings, the Board advises and directs management with respect to strategic business risks, litigation risks, and risks related to the Company’s acquisition strategy, among others. The Board also delegates oversight to Board committees to oversee selected elements of risk.

The Audit Committee oversees the Company's major financial risk exposures, including monitoring the integrity of the Company’s financial condition and investments, the integrity of the Company's financial statements, accounting matters, planning regarding business continuity and cybersecurity. The Audit Committee receives periodic internal controls and related assessments from the Company’s finance department, internal audit function and, if applicable, an annual attestation report on internal control over financial reporting from the Company’s independent registered public accounting firm. The Audit Committee also assists the Board in fulfilling its oversight responsibility with respect to compliance matters and meets at least quarterly with our finance department, internal auditor, independent registered public accounting firm and internal or external legal counsel to discuss risks related to our financial

XPERI - Proxy Statement	11

reporting function. In addition, the Audit Committee ensures that the Company’s business is conducted with the highest standards of ethical conduct in compliance with applicable laws and regulations by monitoring the Code of Business Conduct and Ethics Policy, and our corporate compliance hotline. The Audit Committee also discusses other risk assessment and risk management policies of the Company periodically with management.

The Compensation Committee reviews the Company's compensation arrangements for employees to evaluate whether incentive and other forms of pay encourage unnecessary or excessive risk taking, and reviews the relationship between risk management policies and practices, corporate strategy and the Company's compensation arrangements.

The Nominating and Corporate Governance Committee oversees governance-related risks by working with management to establish and maintain corporate governance guidelines applicable to the Company, and making recommendations regarding director nominees, the determination of director independence, Board leadership structure, membership on Board committees and succession planning. The Nominating and Corporate Governance Committee also oversees the evaluation of the Board as a whole.

Committees of the Board of Directors

The Board currently has the following three standing committees, with the following members:

Member	Audit	Compensation	Nominating and Corporate Governance
David C. Habiger
Darcy Antonellis
Laura J. Durr
Christopher Seams

= Chair	= Member	= Financial Expert	= Chair of Board

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is composed entirely of independent directors in accordance with the applicable NYSE rules. Furthermore, each member of the Audit Committee meets the enhanced independence standards for serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the NYSE rules. The members of the Audit Committee meet the requirements for financial literacy under the applicable NYSE rules. In addition, the Board has further determined that Ms. Durr, Chair of the Audit Committee, qualifies as an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). No Audit Committee member currently serves on the audit committee of more than three public companies. All members of the Compensation Committee meet the NYSE’s heightened independence standards for members of a compensation committee and each member of the Compensation Committee qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. The Board has adopted a written charter for each of these committees. Copies of the committee charters and the Corporate Governance Guidelines are available, free of charge, on our website at investor.xperi.com.

AUDIT COMMITTEE

The principal duties and responsibilities of the Audit Committee include:

•
being directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm, engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

XPERI - Proxy Statement	12

•
reviewing and, in its sole discretion, approving in advance the independent auditor’s annual engagement letter, including the proposed fees contained therein, as well as all audit and permitted non-audit engagements and relationships between the Company and the independent auditor;
•
reviewing the performance of the independent auditor and evaluating the independent auditor’s independence;
•
reviewing the annual audit plan, the results of the independent audit, and the report and recommendations of the independent auditor;
•
reviewing the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures on a regular basis;
•
discussing guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal auditing department, assess and manage the Company’s exposure to risk and major financial risk exposures, including monitoring the Company’s financial condition and investments, the integrity of the Company’s financial statements, accounting matters, planning regarding business continuity and cybersecurity, and the steps management has taken to monitor and control such exposures;
•
reviewing with management the progress and results of all internal audit projects;
•
periodically reviewing the Company’s information technology security/cybersecurity policies, risk mitigation and recovery plans and other programs and activities;
•
overseeing the policies and procedures in the Company’s Related Person Transactions Policy and conducting prior review of proposed transactions or courses of dealings requiring approval or ratification under such policy;
•
preparing the audit committee report required to be included in the Company’s annual proxy statement; and
•
reviewing the Company’s program to monitor compliance with the Company’s Code of Business Conduct and Ethics Policy.

COMPENSATION COMMITTEE

The principal duties and responsibilities of the Compensation Committee include:

•
reviewing at least annually the goals and objectives of the Company’s executive compensation plans, and amending, or recommending that the Board amend, these goals and objectives if the Committee deems it appropriate;
•
reviewing at least annually the Company’s executive compensation plans in light of the Company’s goals and objectives with respect to such plans, and, if the Compensation Committee deems it appropriate, adopting, or recommending that the Board adopt, new, or amend existing, executive compensation plans;
•
evaluating annually the performance of the Chief Executive Officer in light of the goals and objectives of the Company’s executive compensation plans, and determining and approving the Chief Executive Officer’s compensation level based on this evaluation;
•
evaluating annually the performance of the other executive officers of the Company in light of the goals and objectives of the Company’s executive compensation plans, determining and approving the compensation of such other executive officers;
•
evaluating biennially the appropriate level of compensation for Board and Committee service by non-employee directors;
•
reviewing and approving the terms of any compensation “clawback” or similar policy (including as may be required by applicable law) or agreement between the Company and its executive officers or other employees subject to Section 16 of the Exchange Act for recovering incentive-based compensation; and
•
adopting stock ownership guidelines for executive officers and non-employee directors and overseeing compliance with such guidelines.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The principal duties and responsibilities of the Nominating and Corporate Governance Committee include:

•
assisting in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Board, including persons suggested by stockholders or others;
•
reviewing the background and qualifications of individuals being considered as director candidates;
•
recommending to the Board individuals to be nominated as directors (including evaluation of new candidates as well as evaluation of current directors; in evaluating the current directors, the committee conducts a thorough self-evaluation process, which may include the use of questionnaires);
•
making recommendations to the Board regarding the size and composition of each standing committee of the Board, including the identification of individuals qualified to serve as members of a committee;
•
reviewing and recommending to the Board changes to the Company's Charter and Bylaws, as needed;
•
developing and recommending to the Board of Directors the Corporate Governance Guidelines, as well as reviewing and recommending any desirable changes to the Board on a regular basis; and
•
developing and recommending to the Board for approval a management succession plan and reviewing such plan periodically, developing and evaluating potential candidates for executive positions and recommending to the Board any changes to, and any candidates for succession, under the developed succession plan.

OTHER COMMITTEES

The Board may establish other committees as it deems necessary or appropriate from time to time.

Board and Committee Meetings and Attendance

During the fiscal year ended December 31, 2023, the Board held a total of eight meetings; the Audit Committee held five meetings; the Compensation Committee held five meetings; and the Nominating and Corporate Governance Committee held six meetings.

Each director attended at least 75% of the aggregate of the total number of Board meetings and total number of meetings of Board committees on which such director served during the time he or she served on the Board or committees. Directors are encouraged to attend the Annual Meeting of Stockholders. All members of the Board attended our 2023 Annual Meeting of Stockholders in their capacity as directors of the Company.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all the members of the Board, officers and employees. The Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at investor.xperi.com under “Governance Documents” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under applicable SEC and NYSE disclosure requirements regarding amendments to, or waivers of, a provision of the Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

Anti-Hedging Policy

The Company has an Insider Trading Policy that prohibits all directors, officers, employees and consultants of the Company (including any entities whose securities trading decisions they control or influence) from purchasing the Company's stock on margin, pledging the Company’s stock to secure margin or other loans, engaging in short sales of the Company's stock, buying or selling put or call options on the Company's stock, entering into other derivative contracts or hedging transactions, and placing standing or limit orders on the Company's securities.

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HOW WE COMMUNICATE WITH AND LISTEN TO YOU

We believe that effective corporate governance includes year-round engagement with our stockholders and other stakeholders. We meet regularly with our stockholders to discuss our business strategy, performance, compensation philosophy, corporate governance, and environmental and social topics. We engage with many of our large stockholders multiple times a year, both on an ad hoc basis and regularly in conjunction with our quarterly earnings announcements. Our Investor Relations team also has touchpoints with smaller stockholders each year. We find it beneficial to have ongoing dialogue with our stockholders throughout the year on a full range of topics (instead of engaging with stockholders only prior to our annual meeting on issues to be voted on in the proxy statement).

Our direct engagement with stockholders helps us better understand our stockholders’ priorities, perspectives, and issues of concern, allows us to elaborate on our many initiatives and practices, and informs the Board’s deliberations. We take insights from this feedback into consideration and regularly share them with the Board as we review and evolve our practices and disclosures.

The Board has created a number of other ways for interested parties to contact us and provide input, including:

•
Attending the Annual Meeting and submitting questions to be addressed during the meeting;
•
Attending quarterly earnings calls, investor conferences and other similar opportunities;
•
Calling the Company number, at +1-408-519-9100;
•
Sending an email to an individual director, a committee, or the full Board at IR@xperi.com;
•
Mailing a letter to an individual director, a committee, or the full Board at 2190 Gold Street, San Jose, California 95002, Attn: Corporate Secretary; or
•
Requesting a stockholder engagement meeting via one of the means outlined here.

The Corporate Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and any correspondence more suitably directed to management. However, the Corporate Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. The Corporate Secretary will forward appropriate correspondence from interested parties, including stockholders, communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the correspondence.

HOW NON-EMPLOYEE DIRECTORS ARE PAID

Fiscal 2023 Director Compensation

Non-Employee Director CASH Compensation

Under the Company's director compensation program, we pay each of the non-employee directors an annual cash retainer of $50,000. We pay the non-executive Chair of the Board an additional annual cash retainer of $50,000. In addition, we pay each of the non-employee directors the following annual cash retainers for their service as a

XPERI - Proxy Statement	15

member, or chair, as applicable, of the Board committees:

Annual Retainers for Committee Members:
Audit Committee	$12,000
Compensation Committee	$8,000
Nominating and Corporate Governance Committee	$6,000
Annual Retainers for Committee Chairs:
Audit Committee	$25,000
Compensation Committee	$20,000
Nominating and Corporate Governance Committee	$15,000

All Board and committee retainers are paid in equal quarterly installments over the course of each year of a director’s service on the Board or applicable committee. The Chief Executive Officer does not receive any additional compensation for serving as a director.

Non-Employee Director Equity Compensation

In addition, on an annual basis, each non-employee director who continues to serve as a non-employee director following each annual meeting of stockholders will receive an annual grant of restricted stock units ("RSU") covering shares of our common stock under our stockholder-approved equity plan. The number of shares of common stock subject to the RSU award will be determined by dividing $190,000 by the fair market value per share of our common stock on the date of grant. A non-employee director who is initially appointed after any annual meeting of stockholders will receive an RSU award on the date of such director's initial appointment to the Board of Directors equal to the pro-rated amount of the annual grant. These annual RSU awards (or any pro-rated grants for directors initially appointed between annual meetings) will vest on the earlier to occur of the first anniversary of the date of grant or the next annual meeting of stockholders.

OTHER COMPENSATION

Non-employee directors receive no other form of remuneration, perquisites or benefits for their service as members of the Board, but we do reimburse the non-employee directors for reasonable travel and other expenses related to Company meetings as well as reasonable expenses associated with director education programs.

2023 DIRECTOR COMPENSATION TABLE

The following table shows compensation information for the non-employee directors for fiscal year 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Darcy Antonellis	$85,000	$189,990	$274,990
Laura J. Durr	$81,000	$189,990	$270,990
David C. Habiger	$111,000	$189,990	$300,990
Christopher Seams	$88,000	$189,990	$277,990

(1)
The amounts reflected in this column represent the aggregate grant date fair value for stock awards granted to the non-employee directors in 2023, measured in accordance with ASC 718, excluding the effect of estimated forfeitures, and do not reflect whether the recipient has actually realized a financial benefit from these awards. For the methodology of how the aggregate grant date fair value amount is calculated, please see Note 13 of the Notes to Consolidated Financial Statements included in the Company's 2023 Annual Report on Form 10-K filed with the SEC on March 1, 2024. The aggregate number of shares subject to unvested RSU awards outstanding for each non-employee director at December 31, 2023 was: Ms. Antonellis: 19,978; Ms. Durr: 19,978; Mr. Habiger: 19,978; and Mr. Seams: 19,978. None of the non-employee directors held any stock options as of December 31, 2023.

Stock Ownership Guidelines

We maintain a stock ownership policy for the non-employee directors. The stock ownership policy requires the non-employee directors to acquire and hold a number of shares of the Company’s common stock equal in value to three times the director’s annual cash retainer for regular service on the Board (excluding any annual cash retainer for

XPERI - Proxy Statement	16

serving on a committee or as chair) until such director’s service on the Board ceases. Each non-employee director has until the fifth anniversary of the latest of his or her initial election or appointment to the Board, the effective date of the policy, or any amendment to the applicable ownership threshold, to attain the required ownership level. The Compensation Committee may make exceptions in situations where the non-compliance occurs as a result of transactions made pursuant to a hardship exception or bona fide gift. As of December 31, 2023, all of the incumbent non-employee directors have either achieved the recommended ownership level or are expected to achieve the recommended ownership level within five years of their initial election or appointment to the Board.

XPERI - Proxy Statement	17

COMPANY

XPERI AT A GLANCE

Xperi is a leading consumer and entertainment technology company. Through our brands (DTS®, HD Radio™, and TiVo®) and our startup Perceive, we create extraordinary experiences at home and on the go for millions of consumers around the world, enabling audiences to connect with content in a way that is intelligent, immersive, and personal. Further, pursuant to a consumer electronics device certification and licensing program operated by IMAX Corporation and DTS, Inc., we offer consumers worldwide the ability to experience an IMAX® Enhanced immersive movie experience with IMAX® Enhanced content from leading studios.

Powering smart devices, connected cars, entertainment experiences and more, we bring together ecosystems designed to reach highly engaged consumers, allowing us and our ecosystem partners to uncover significant new business opportunities. Our technologies are integrated into consumer devices and a variety of media platforms worldwide, extending to 30 million streaming households, 90 million cars, and billions of consumer devices.

WHO WE ARE

Headquartered in Silicon Valley with operations around the world, our employees have diverse skill sets and backgrounds, and a shared passion for developing and delivering technology that creates extraordinary experiences.

As of December 31, 2023, our executive officers were Jon Kirchner, Robert Andersen, Becky Marquez, Matt Milne, and Geir Skaaden. Set forth below are the name, age, and title of each of our executive officers as of April 17, 2024.

Name	Age	Position(s)
Jon E. Kirchner	56	Chief Executive Officer and President, Director
Robert Andersen	60	Chief Financial Officer
Rebecca K. Marquez	52	Chief Legal Officer and Corporate Secretary
Matt Milne	56	Chief Revenue Officer
Geir Skaaden	57	Chief Products and Services Officer

The following are biographical summaries of our executive officers other than Mr. Kirchner, for whom a biographical summary is set forth under “Board of Directors—Who We Are” above.

Robert Andersen • Chief Financial Officer • Age: 60 • Joined Company in 2022 • B.A. (Economics), University of California, Davis • M.B.A., University of California, Los Angeles

Robert Andersen has served as the Chief Financial Officer of Xperi Inc. since its spin-off from its former parent Adeia Inc. (f/k/a Xperi Holding Corporation) in October 2022. Prior to the spin-off, he served as CFO of Xperi Holding Corporation beginning in 2020, when Xperi Corporation merged with TiVo Corporation. Prior to that, he served as Executive Vice President and CFO of Xperi Corporation beginning in 2016.

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Becky Marquez • Chief Legal Officer and Corporate Secretary • Age: 52 • Joined Company in 2022 • B.A. (Communication Studies), University of California, Los Angeles • J.D., University of California, Los Angeles

Becky Marquez has served as the Chief Legal Officer and Corporate Secretary of Xperi Inc. since December 2022. Prior to joining the Company, Ms. Marquez was General Counsel at Ring LLC (acquired by Amazon.com, Inc. in 2018), a manufacturer of home security and smart home devices.

Matt Milne • Chief Revenue Officer • Age: 56 • Joined Company in 2022 • B.A. (Business), California State University, Fullerton • M.B.A., California State Polytechnic University, Pomona

Matt Milne has served as the Chief Revenue Officer of Xperi Inc. since its spin-off from its former parent Adeia Inc. (f/k/a Xperi Holding Corporation) in October 2022. Prior to the spin-off, he served as Chief Revenue Officer of Xperi Holding Corporation beginning in 2020, when Xperi Corporation merged with TiVo Corporation. Prior to that, he served as TiVo’s Chief Revenue Officer beginning in January 2017. Mr. Milne currently serves on the board of directors of IPG Inc., a joint venture between Xperi's subsidiary Rovi Product Corporation and Dentsu Group Inc. Mr. Milne is one of Xperi's representatives on IPG's board.

Geir Skaaden • Chief Products and Services Officer • Age: 57 • Joined Company in 2022 • B.A. (Finance), University of Oregon • Business degree, Norwegian School of Management • M.B.A., University of Washington

Geir Skaaden has served as the Chief Products and Services Officer of Xperi Inc. since its spin-off from its former parent Adeia Inc. (f/k/a Xperi Holding Corporation) in October 2022. Prior to the spin-off, he served as Chief Products and Services Officer of Xperi Holding Corporation beginning in 2020, when Xperi Corporation merged with TiVo Corporation. Prior to that, he served as Chief Products and Services Officer of Xperi Corporation beginning in 2016. He previously served on the board of Onkyo Pioneer Corporation from 2018 to 2020.

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HOW WE DID

In our first full fiscal year as a standalone public company, we delivered solid financial results with improved profitability, made significant business and operational progress, and advanced our ongoing cost transformation efforts. We remain focused on increasing profitability, improving cash flow, and achieving our three-year targets for Xperi's independent media platforms.

Financial and Business Highlights

•
Total annual revenue increased by 3.8% year over year to $521.3 million in fiscal 2023.
•
Vestel began shipping Smart TVs Powered by TiVo into Europe.
•
Signed four additional Smart TV OEMs to integrate the TiVo Operating System in their TV lineup.
•
BMW began deploying DTS AutoStage Video Service, Powered by TiVo, in their 5-Series, with plans to expand the deployment more broadly across their portfolio.
•
TiVo's IPTV solutions grew 38% year over year, generating approximately $60 million in revenue and ending 2023 with 1.9 million subscribers.
•
Signed several important multi-year DTS:X and IMAX® Enhanced license agreements with major consumer electronics manufacturers.
•
Signed transaction agreement for divestiture of AutoSense and related imaging businesses.
•
Signed license agreement with a Big Tech partner for Perceive technology, and began recognizing revenue. Began exploring strategic alternatives for Perceive.

HOW WE DO IT

Our Culture and Employees

As of December 31, 2023, we had approximately 2,100 employees working in North America, Europe, and Asia. We also employ individuals on a temporary basis and use the services of contractors as necessary. At Xperi, we are dedicated to creating a workplace where all our employees have a voice, feel safe and valued, and are acknowledged for their unique contributions to our business outcomes. Driven by our vision, mission, and values, our culture shapes the standards that influence our performance and the way we work.

Our Values

•
Customers - Hear Their Voice
•
Performance - Hit the Mark
•
People - Achieve Better Together
•
Innovation - Harness Our Imaginations

In 2023, we worked to embed our values into our learning and development policies and processes, further strengthening our culture. We continued to hold twice-a-year employee listening sessions to hear directly from our employees about our cultural strengths and areas for improvement. This feedback informed our culture, strategy, and programming for the year. We also launched “Leader Led Session Toolkits” to encourage and enable our people managers to champion our values directly with their teams.

Talent Retention and Attraction

We provide our employees with competitive compensation packages and a range of benefits. These benefits include flexible paid time off, a generous rewards and recognition program, training and development opportunities, tuition reimbursement, wellness initiatives, local discounts, and more.

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Career Performance and Development

We continued to roll out our Xperi Management “Xperience Program” for all people managers. We also launched our “Xtraordinary Leadership Program” for our executive population. These programs are supported by regular manager connect sessions and leadership meetings, and by a robust online resource library to bolster our managers and leaders as they support our employees and nurture our culture.

Employee Health and Wellness

Xperi offers numerous resources to support employee wellness globally. These resources include free access to the mindfulness app, Headspace, as well as access to Xperi's virtual fitness program, XFit. We also offer Employee Assistance Programs (EAPs) and additional resources and tools to support our employees’ overall mental health, such as access to podcasts, videos, and “Mindful Leadership” toolkits for people managers.

Diversity, Equity & Inclusion

At Xperi, we value diversity and seek to create an environment where all can contribute and succeed. As part of this effort, we created the Diversity, Equity and Inclusion ("DEI") Council, which helps identify and address topics related to diversity, equity and inclusion at Xperi.

We have numerous employee resource groups ("ERGs") that are employee-led, voluntary communities for employees who share similar backgrounds or identities. ERGs develop programming throughout the year supporting culture and belonging, encourage diversity, and empower employees to achieve their personal and career goals. Our ERGs include:

•
Asian and Pacific Islanders @ Xperi [new in 2023]
•
Early Professionals @ Xperi [new in 2023]
•
Mahogany @ Xperi
•
PRIDE @ Xperi
•
Veterans @ Xperi
•
Women in Tech

In 2023, we achieved a score of 95 out of 100 on the Human Rights Campaign Foundation’s Corporate Equality Index ("CEI"), a 12% increase since we last completed the survey in 2021. The CEI is a national benchmarking survey and report, measuring corporate policies, practices and benefits of lesbian, gay, bisexual, transgender and queer employees related to workplace equality.

ESG Highlights

At Xperi, we understand our investment in ESG plays a role in our ongoing success, which is why we aim to understand and address our ESG risks with flexibility, transparency, and accountability. Our goal is to enable extraordinary experiences for millions of people around the world and that starts with a commitment to a brighter future for everyone.

We started our ESG journey in 2021 with the completion of our inaugural materiality assessment.

In 2022, we set targets within each of the focus areas of our ESG program: Culture and Belonging, Resilience, and Community Impact.

In 2023, we continued working toward achieving our external ESG targets. We completed our 2022 and 2023 greenhouse gas inventories and established a strategy to reduce our emissions.

Our ESG strategy will help Xperi combat future risks, while allowing us to identify potential opportunities for growth. As our ESG program continues to evolve and mature, we will report against our targets, disclosures, and progress annually. Please visit our website at xperi.com/esg for more information on ESG at Xperi.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of March 1, 2024, with respect to the beneficial ownership of shares of the Company's common stock by (i) each person or group of affiliated persons known to us to beneficially own more than 5% of the outstanding shares of our common stock, (ii) each of the directors and director nominees, (iii) each named executive officer ("NEO") for fiscal year 2023, and (iv) all of the directors and executive officers as a group. Applicable percentage ownership is based on 45,030,023 shares of our common stock outstanding as of March 1, 2024.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include (a) shares of common stock underlying options held by the person or entity that are immediately exercisable or exercisable within 60 days of March 1, 2024, and (b) shares of common stock underlying RSUs held by the person or entity that are currently vested or will vest within 60 days of March 1, 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or RSUs for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Xperi Inc., 2190 Gold Street, San Jose, California 95002.

Name of Beneficial Owner	Number of Shares	Percentage Ownership
Five Percent Stockholders
BlackRock, Inc. (1)	7,061,687	15.7%
The Vanguard Group, Inc. (2)	4,607,899	10.2%
Rubric Capital Management LP/David Rosen/Thomas Lacey (3)	4,047,952	9.0%
Neuberger Berman Group LLC (4)	3,026,375	6.7%

Directors and Named Executive Officers
Jon E. Kirchner (5)	187,931	*
Robert Andersen	74,066	*
Geir Skaaden (6)	62,233	*
Christopher Seams (7)	53,395	*
David C. Habiger (7)	47,616	*
Darcy Antonellis (7)	38,232	*
Laura J. Durr (7)	35,687	*
All directors and current executive officers as a group (9 persons) (8)	582,473	1.3%

* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. BlackRock, Inc. has sole voting power as to 6,975,069 shares and sole dispositive power as to 7,061,687 shares. The shares are held by various BlackRock subsidiaries. The information in

XPERI - Proxy Statement	22

this table and footnote is based solely on information contained in Schedule 13G/A filed with the SEC on January 22, 2024 by BlackRock, Inc.
(2)
The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA, 19355. The Vanguard Group, Inc. has shared voting power as to 26,406 shares, sole dispositive power as to 4,539,051 shares and shared dispositive power as to 68,848 shares. The information in this table and footnote is based solely on information contained in Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc.
(3)
The address for Rubric Capital Management LP (“Rubric Capital Management”) is 155 East 44th St., Suite 1630, New York, NY 10017. Rubric Capital Management has shared voting and shared dispositive power as to 4,043,744 shares. David Rosen has shared voting and shared dispositive power as to 4,043,744 shares. Deborah S. Conrad owns 0 shares, and Thomas A. Lacey has sole voting power as to 4,208 shares. Rubric Capital Management is the investment adviser to certain investment funds and/or accounts (collectively, “Rubric Funds”) that hold the shares of our common stock, and David Rosen is Managing Member of Rubric Capital Management GP LLC, the general partner of Rubric Capital Management. Each of Rubric Capital Management, David Rosen, Deborah Conrad, and Thomas Lacey (each a "Reporting Person" and together, "Reporting Persons") may be deemed to be a member of a “group” with the other Reporting Persons for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 4,047,952 shares beneficially owned in the aggregate by all of the Reporting Persons. The information in this table and footnote is based solely on information contained in Schedule 13D/A filed with the SEC on February 21, 2024 by Rubric Capital and David Rosen.
(4)
The address for Neuberger Berman Group LLC is 1290 Avenue of the Americas, New York, NY 10104. Neuberger Berman Group LLC has shared voting power as to 2,155,074 shares and shared dispositive power as to 2,632,541 shares. Neuberger Investment Advisers LLC has shared voting power as to 2,117,042 shares and shared dispositive power as to 2,549,798 shares. Neuberger Berman Group LLC and its affiliates may be deemed to be beneficial owners of securities because they or certain affiliated persons have shared power to retain, dispose of or vote the securities of unrelated clients. The information in this table and footnote is based solely on information contained in Schedule 13G/A filed with the SEC on February 12, 2024 by Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC.
(5)
Includes 12,607 shares issuable upon exercise of outstanding options held by Mr. Kirchner, exercisable within 60 days of March 1, 2024.
(6)
Includes 3,566 shares issuable upon exercise of outstanding options held by Mr. Skaaden, exercisable within 60 days of March 1, 2024.
(7)
For each of Ms. Antonellis, Ms. Durr, Mr. Habiger, and Mr. Seams, includes 19,978 shares subject to RSUs that will vest and settle within 60 days of March 1, 2024. For Ms. Durr, includes 1,000 shares held by the Durr Revocable Trust. For Mr. Habiger, includes 6,900 shares held by the David C. Habiger Family Trust.
(8)
Includes 16,173 shares issuable upon exercise of outstanding options held by current officers and directors as a group, exercisable within 60 days of March 1, 2024, and 79,912 shares subject to RSUs that will vest and settle within 60 days of March 1, 2024.

XPERI - Proxy Statement	23

TRANSACTIONS WITH RELATED PERSONS

RELATED PERSON TRANSACTIONS

Since January 1, 2023, there has not been, nor is there currently planned, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than 5% of our capital stock or any member of their immediate families had or will have a direct or indirect material interest other than the compensatory transactions described above and the agreements and transactions described below.

Indemnification Agreements

As permitted by the Delaware General Corporation Law, we have adopted provisions in the amended and restated Charter that limit or eliminate the personal liability of the directors to us for monetary damages for a breach of their fiduciary duty as a director, except for liability for:

•
any breach of the director’s duty of loyalty to us or our stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or
•
any transaction from which the director derived an improper personal benefit.

Pursuant to the amended and restated Charter and Bylaws, we are obligated, to the maximum extent permitted by Delaware law, to indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. A “director” or “officer” includes any person who is or was a director or officer of the Company, is or was serving at our request as a director or officer of another enterprise or was a director or officer of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of the predecessor corporation. Pursuant to the amended and restated Charter and Bylaws, we also have the power to indemnify our employees to the extent permitted under Delaware law. Our amended and restated Charter and Bylaws provide that the Board may authorize the advancement of expenses for the defense of any action for which indemnification is required or permitted. Our amended and restated Charter and Bylaws permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or, at our request, served in such a capacity for another enterprise.

We have entered into indemnification agreements with each of the directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The indemnification agreements require us, among other things, to:

•
indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors; and
•
advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions.

At present, there is no pending litigation or proceeding involving any of the directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

XPERI - Proxy Statement	24

Relationship with Chief Content Officer

Bill Neighbors serves as the Chief Content Officer and is the brother-in-law of Chief Executive Officer and director, Jon E. Kirchner. During the year ended December 31, 2023, Mr. Neighbors received compensation of approximately $343,852 in base salary, $128,368 in bonus, $9,900 in cash incentives, and RSU grants with an aggregate grant date fair value of $109,100. Mr. Neighbors’ current base annual salary is $350,100 and he is eligible for a target bonus of 45% of his base annual salary for fiscal year 2024.

PROCEDURES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

The Company recognizes that Related Person Transactions ("RPT"s) can present potential or actual conflicts of interest and may raise questions among stockholders as to whether those transactions are consistent with the best interests of the Company and its stockholders. The Company maintains a written RPT policy to enter into RPTs only when the Board, acting through the Audit Committee, reviews and approves or ratifies such transaction.

The RPT policy defines “Related Person Transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest. A "Related Person" includes a director, director nominee, or executive officer of the Company, any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities, or any immediate family member of such person, as well as any entity in which any of the foregoing persons is employed or is a partner or principal or in which such person has a 5% or greater beneficial ownership interest.

The Company’s RPT policy requires that all directors or executive officers provide notice to the Company’s Chief Legal Officer of the relevant facts and circumstances prior to entering into a potential RPT. The Chief Legal Officer will assess whether the proposed transaction is a RPT for purposes of the policy and provide the material facts of the transaction to the Audit Committee if she determines that the proposed transaction is an RPT.

The disinterested members of the Audit Committee will approve or ratify only those RPTs that are in the best interests of the Company and its stockholders, as the committee determines in good faith. The Audit Committee will consider all of the relevant facts and circumstances available, including, among other factors it deems appropriate, the following:

•
the Related Person’s interest in the transaction;
•
the availability of other sources for comparable products or services;
•
the terms of the transaction;
•
the purpose of, and the potential benefits to the Company of, the transaction; and
•
any other information regarding the RPT or the Related Person that would be material to investors in light of the circumstances of the particular transaction.

In the event the Company becomes aware of an RPT that has not been approved under the RPT Policy, the matter must be reviewed by the Audit Committee. The Audit Committee will consider all of the relevant facts and circumstances with respect to such transaction, including the items listed above, and will evaluate all options available to the Company, including ratification, revision or termination of such transaction, and will take such course of action as the committee deems appropriate under the circumstances.

The RPT Policy is posted on the “Investor Relations” section of our website, which is located at investor.xperi.com under “Governance Documents” in the “Governance” subsection.

XPERI - Proxy Statement	25

In addition to the RPT Policy, the Code of Business Conduct and Ethics Policy requires that all directors, officers and employees make appropriate disclosure of any situation that could give rise to a conflict of interest to the Company’s Chief Legal Officer.

XPERI - Proxy Statement	26

EXECUTIVE COMPENSATION AND RELATED INFORMATION

INTRODUCTION

The NEOs for fiscal year 2023 are:

•
Jon E. Kirchner – Chief Executive Officer
•
Robert Andersen – Chief Financial Officer
•
Geir Skaaden – Chief Products and Services Officer

The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC, including reduced narrative and tabular disclosure obligations regarding executive compensation.

The historical compensation for periods prior to October 1, 2022 shown in the tables below was determined by the Company's former parent Adeia Inc. (f/k/a Xperi Holding Corporation) ("Former Parent"). On October 1, 2022, we completed our spin-off from the Former Parent and became an independent publicly-traded company (the "Separation"). Prior to the Separation, we were part of the Former Parent, and therefore, compensation of the executive officers was determined based on the design and objectives of the Former Parent's executive compensation programs. Following our Separation from the Former Parent, the compensation levels of our executive officers were determined based on the compensation policies, programs and procedures established by the Compensation Committee.

In connection with the Separation, the outstanding Former Parent equity awards held by our executive officers were converted into either Company equity awards or both a Former Parent equity award and a Company equity award. The converted Company equity awards are subject to the same terms and conditions applicable prior to the Separation as adjusted in connection with the Separation, and in the case of certain performance-based equity awards, with adjusted targets. Other compensation agreements described below, including employment and severance terms, were assigned by the Former Parent and continued by the Company following the Separation.

COMPENSATION PHILOSOPHY AND OBJECTIVES

We have designed the executive compensation program to attract, retain and motivate top-tier talent in a highly competitive marketplace and to maximize long-term stockholder value by rewarding the executive officers, including the NEOs, for strong strategic and financial performance. The NEOs' compensation is comprised of base salaries, short-term performance-based cash incentives, and long-term incentives delivered in the form of equity compensation that is earned over a multi-year period. Our approach to short-term compensation is to pay for current results and strategic actions taken that are expected to translate into improved future financial performance. Combined with our emphasis on long-term equity compensation, we believe this approach appropriately motivates, rewards, and retains the executives, while providing strong alignment with our stockholders. Our goal is to “pay for performance” to drive business results and maximize long-term stockholder value. As a result, executive compensation is highly incentive-based and weighted towards long-term equity compensation. We hold the executives to stringent performance standards and, as a result, the executive compensation plans are designed to

XPERI - Proxy Statement	27

pay competitively if strategic and financial performance objectives are met – and less so if these objectives are not achieved. Below is an overview of the Company's compensation programs and practices along with the fiscal year 2023 NEO compensation.

SUMMARY OF CERTAIN EXECUTIVE COMPENSATION PRACTICES

We endeavor to maintain sound executive compensation governance practices. We have adopted the following policies and practices with respect to executive compensation programs in which the NEOs participate:

WHAT WE DO	WHAT WE DON’T DO

Pay for Performance: We link pay to performance and stockholder interests by heavily weighting total direct compensation to the achievement of strong financial performance and a balanced mix of performance metrics established in advance by the Compensation Committee.

No Tax Gross-Ups: We do not provide tax gross-ups to our named executive officers for excess parachute payments or other benefits.
Independent Compensation Advisor: The Compensation Committee selects and engages its own independent advisor.	No “Single Trigger” Severance Payments: We do not have “single trigger” severance payments payable solely on account of the occurrence of a change of control event.

Thoughtful Peer Group Analysis: The Compensation Committee reviews external market data when making compensation decisions and regularly reviews our peer group with its independent compensation advisor.

No Special Perquisites: We do not generally provide special perquisites for executives, such as club memberships, supplemental executive retirement plans or supplemental executive health benefits.
Compensation Committee Independence and Experience: The Compensation Committee is comprised solely of independent directors who have extensive experience.	No Pledging of Company Securities: Our executives and directors are prohibited from pledging Company securities.

Stock Ownership Guidelines: Executives and directors are subject to stock ownership guidelines equal to a multiple of their respective annual base salaries (5x for the CEO and 1.5x for other executives) or Board retainers (3x for directors).

No Guaranteed Bonuses: We do not provide guaranteed minimum bonuses or uncapped incentives under our annual bonus plan.

“Clawback” Policy: Our clawback policy requires recovery of incentive compensation erroneously awarded to an executive officer, in accordance with Section 10D of the Securities and Exchange Act of 1934, as amended, and applicable NYSE listing standards.

No Re-Pricing or Discounted Options / SARs: We do not re-price underwater awards and do not provide discounted stock options or stock appreciation rights. Further, the Company’s 2022 Equity Incentive Plan prohibits repricing of stock options or stock appreciation rights without stockholder approval.

Negative Discretion: The Compensation Committee has the right to exercise negative discretion over executive incentive plan payments.	No Dividends Paid or Accrued on Awards Prior to Vesting

XPERI - Proxy Statement	28

SUMMARY COMPENSATION OF NAMED EXECUTIVE OFFICERS

Emphasis on Pay-for-Performance

Our Chief Executive Officer’s compensation reflects a strong connection between pay and performance. The table below shows the compensation of our Chief Executive Officer and compares the reported values in the Summary Compensation Table to his earned compensation for 2023.

CEO 2023 Summary Compensation Table (SCT) vs Earned Compensation
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$-
Millions ($)
$6.76
$2.04
$0.44
$0.75
$1.28
$0.44
$0.75
SCT
Earned Compensation
Base Salary
Short-Term Incentive
Long-Term Incentive (Time Based)
Long-Term Incentive (Performance Based)

Below is a discussion of the key components of the NEOs' pay-for-performance programs for 2023, as reflected in the Summary Compensation Table below.

Annual Performance-Based Cash Incentive Bonuses

The NEOs are eligible to receive an annual cash incentive bonus under our annual bonus plan, which we refer to as the MBO Plan. Bonuses paid to the NEOs under the MBO Plan are based on our achievement of specific pre-established corporate performance goals and upon an evaluation of the individual officer’s performance for their efforts tied to the corporate and operational goals for the year. The NEOs may receive a smaller award (or no award) if we do not achieve a target level of performance and a larger award (capped) if we exceed the target level of performance.

The corporate performance goals for 2023 were a combination of financial goals related to revenue and non-GAAP operating profit (as each such financial metric was defined in the MBO Plan, “MBO Revenue” and “MBO Non-GAAP Operating Profit”, respectively) and strategic and operational goals (“MBO Goals”) that were directly supportive of our short-term and long-term strategic plans. The target level of attainment for the financial goals was $531.5 million for MBO Revenue and 5.6% for MBO Non-GAAP Operating Profit. The MBO Goals were generally designed to reduce organizational complexity and advance strategic and growth initiatives. The actual performance under the MBO Plan was $517.7 million for MBO Revenue and 4.7% for MBO Non-GAAP Operating Profit. MBO Revenue was calculated as the Company's total revenue, excluding revenue of Perceive Corporation. MBO Non-GAAP Operating Profit was

XPERI - Proxy Statement	29

calculated as MBO Revenue, less total operating expenses (excluding from expenses the following: stock-based compensation, amortization of intangibles, restructuring and one-time charges, the costs of any acquisitions or divestitures, other non-operating expenses, and direct costs for Perceive Corporation), divided by MBO Revenue. The annual cash incentive bonuses under the MBO Plan paid to the NEOs were as follows:

Executive Officer	Bonus Target	Bonus Target as % of Base Salary	Financial Goals Weighting	MBO Goals Weighting	Bonus Achievement	Bonus Payment
Jon E. Kirchner	$ 750,000	100%	80%	20%	59%	$ 442,500
Robert Andersen	$ 337,500	75%	60%	40%	59%	$ 200,205
Geir Skaaden	$ 337,500	75%	60%	40%	74%	$ 248,805

Long-Term Compensation

Our long-term equity incentive compensation program is intended to provide the NEOs with opportunities to participate in the appreciation of our stock price and to create unvested equity award value that will provide a financial incentive for executives to remain with and work for organization's continued success.

2023 Equity Grants

The Compensation Committee determined that the annual equity awards granted to the NEOs in 2023 should consist of time-vesting RSU grants and performance-based PSU grants. The performance-based PSU grants awarded in March 2023 as part of our NEOs’ annual awards represent 60% of the total award value for our Chief Executive Officer, and 50% of the total award value for the other NEOs. The Compensation Committee determined that these two types of equity awards provided the appropriate balance of long-term incentives for the NEOs in 2023. The Compensation Committee set rigorous performance award goals that ultimately serve to align management and our stockholders’ interests, as further described below. The target was set at a level the Compensation Committee determined to be competitively challenging, with the maximum metric requiring a higher level of performance. Further, the vesting of the PSUs is conditioned upon the NEOs remaining employed with the Company through the awards' performance certification date. The RSUs granted to the NEOs vest over a four-year vesting schedule in annual installments following the grant date. The RSU and PSU awards granted to the NEOs are subject to acceleration of vesting pursuant to agreements entered into with the NEOs as described below in the “Employment Contracts, Termination of Employment Arrangements, and Change of Control Arrangements” section. The PSU awards are reflected in the table below, assuming target performance.

Annual March 2023 RSU and PSU Awards

Executive Officer	PSU Award Weighting (as a % of Total Award)	PSUs (at Target)	RSUs
Jon E. Kirchner	60%	258,736	172,490
Robert Andersen	50%	93,920	93,921
Geir Skaaden	50%	100,990	100,989

The March 2023 PSU awards are structured to be based entirely on a three-year performance period (2023-2025) and are eligible to vest on a cliff basis, if at all, after three years based upon the achievement of a three-year stock price appreciation target along with a revenue growth goal. Depending on the level of achievement, no shares will be issuable if performance is below the threshold, and twice the number of target shares will be issuable if the maximum performance level is achieved. Shares will vest upon the Compensation Committee’s certification of stock price performance and revenue growth at the end of the performance period, subject to each participant’s continued employment with the Company through the award’s performance certification date.

July 2023 PSU Awards

In July 2023, the Compensation Committee, after considering the recommendation of its independent compensation advisor, approved an additional award for our executive team to drive and recognize specific performance, support retention, and continue to lead our transformation post-separation. In addition to the retention element that the award provides, the July PSU award incorporates a challenging stock price appreciation target, a product deployment goal, and a non-GAAP operating margin goal to be achieved over an 18-month performance period. This award is 100% performance-based to emphasize pay for performance and strengthens our commitment to creating shareholder value. The PSU awards are reflected in the table below, assuming target performance.

XPERI - Proxy Statement	30

Executive Officer	PSUs (at Target)
Jon E. Kirchner	133,000
Robert Andersen	30,000
Geir Skaaden	30,500

The July 2023 PSU awards are structured to be based entirely on an 18-month performance period and are eligible to vest on a cliff basis, if at all, after 18 months based upon the achievement of an 18-month stock price appreciation target, a product deployment goal, and a non-GAAP operating margin goal. Non-GAAP operating margin is calculated as the Company's total revenue, less total operating expenses (excluding from expenses the following: stock-based compensation, amortization of intangibles, restructuring and one-time charges, the costs of any acquisitions or divestitures, and other non-operating expenses), divided by total revenue. Depending on the level of achievement, no shares will be issuable if performance is below the threshold, and 150% of the target number of shares will be issuable if the maximum performance level is achieved. Shares will vest upon the Compensation Committee’s certification of stock price performance, product deployment achievement, and non-GAAP operating margin attainment at the end of the performance period, subject to each participant’s continued employment with the Company through the award’s performance certification date.

Forfeiture of 2020 PSU Awards

No shares were earned by the NEOs under the 2020 PSU awards. The 2020 PSU awards were structured to be based entirely on a three-year performance period (2020-2023) and were eligible to vest on a cliff basis, if at all, after three years based upon the achievement of a three-year stock price appreciation target. At the end of the performance period in 2023, the Compensation Committee determined that the level of stock price appreciation attained for the three-year performance period did not meet the minimum threshold performance target.

Executive Officer	2020 PSUs Forfeited (at Target)
Jon E. Kirchner	106,079
Robert Andersen	24,510
Geir Skaaden	24,510

The NEOs also forfeited the corresponding portion of the 2020 PSU awards that remained as Former Parent PSUs in connection with the Separation.

Summary Compensation Table

The table below sets forth, for the fiscal years ended December 31, 2023 and 2022, the compensation paid to the NEOs. The reported compensation includes compensation earned pursuant to compensation programs adopted by the Former Parent for Messrs. Kirchner, Andersen and Skaaden prior to the Separation on October 1, 2022, and compensation earned under compensation programs adopted by the Company after October 1, 2022 for the NEOs.

Name and Principal Position (1)	Year	Salary ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total($)

Jon E. Kirchner	2023	750,000	8,799,977	442,500	10,944	10,003,421
Chief Executive Officer	2022	750,102	8,491,645	643,500	10,152	9,895,399
Robert Andersen	2023	447,500	3,167,093	200,205	10,944	3,825,742
Chief Financial Officer	2022	430,936	2,813,692	279,923	10,152	3,534,703
Geir Skaaden	2023	450,000	3,386,825	248,805	10,944	4,096,574
Chief Products and Services Officer	2022	443,436	3,069,503	289,575	10,152	3,812,666

(1)
All the NEOs were appointed executive officers of the Company effective October 1, 2022, the effective date of the Separation. Prior to the Separation, Messrs. Kirchner, Andersen and Skaaden were executive officers of the Former Parent.
(2)
The amounts reported in 2022 reflect the NEOs’ annual salary earned during the fiscal year paid by the Former Parent prior to the Separation and by the Company after the Separation. The amounts reported also include amounts deferred under the Company’s 401(k) Plan and the Former Parent's 401(k) Plan, as applicable, each a qualified deferred compensation plan under section 401(k) of the Internal Revenue Code.
(3)
The dollar amount reported in the Stock Awards column is equal to (i) the aggregate grant-date fair value of the time-based and performance-based RSU awards ("PSUs") granted to the NEOs during each reported fiscal year, (ii) the incremental fair value as of October 1, 2022 of the PSUs related to the conversion of the Former Parent equity awards in connection with the Separation under the Employee Matters Agreement (the “EMA”) between the Former Parent and the Company, and (iii) the incremental fair value as of April 26, 2023 of the 2022 PSUs as the Company modified certain vesting conditions related to those PSUs in accordance with the EMA following the Separation, in each case calculated in accordance with FASB ASC Topic 718 without taking into account any estimated

XPERI - Proxy Statement	31

forfeitures related to service-vesting conditions. The assumptions used in the calculation of the FASB ASC Topic 718 grant-date fair value of each such award are set forth in Note 13 of the Notes to Consolidated Financial Statements included in the Company's 2023 Annual Report on Form 10-K. The assumptions used in the calculation of the award modifications described above in clauses (ii) and (iii) for the PSUs tied to market conditions, as determined utilizing the Monte-Carlo valuation model, were as follows: October 1, 2022: expected life of 0.8 – 2.6 years, risk-free interest rate of 4.0% - 4.3%, dividend yield of 0%, and expected volatility of 43.2% - 50.8%; April 26, 2023: expected life of 2.0 years, risk-free interest rate of 3.8%, dividend yield of 0%, and expected volatility of 44.6%. For time-based RSUs, the grant-date fair value was determined using the closing share price of the Company’s, or prior to the Separation, the Former Parent’s, common stock on the date of grant. For PSUs that vest based on company-designated performance targets, the grant-date fair value (or incremental fair value as of the date of modification) was determined using the closing share price of the Company’s, or prior to the Separation, the Former Parent’s, common stock on the date of grant (or the date of modification), as adjusted based on the probability of achievement on the date of grant (or the date of modification). The PSUs granted in 2022 were market-condition based, and for the PSUs granted in 2023 based on company-designated performance targets, the probability was deemed to be achievable at 100% levels on the date of grant (and as of the date of modification, if applicable). The grant-date fair value (or incremental fair value as of the date of modification) of PSUs that vest based on Company stock price appreciation was estimated utilizing the Monte Carlo valuation model, using the fair value of the Company’s, or prior to the Separation, the Former Parent's, common stock with the effect of market conditions on the date of grant (or the date of modification), and assumes the performance goals will be attained. The grant-date fair values of the 2023 PSUs assuming maximum attainment of the performance goals are as follows:

March 2023 PSUs	Grant Date Fair Value at Maximum Attainment ($)
Jon E. Kirchner	7,001,396
Robert Andersen	2,541,475
Geir Skaaden	2,732,789

July 2023 PSUs	Grant Date Fair Value at Maximum Attainment ($)
Jon E. Kirchner	2,868,145
Robert Andersen	646,950
Geir Skaaden	657,733

(4) Represents the annual cash incentive compensation earned by the NEOs with respect to the applicable year, which was based on the level of attainment of corporate performance goals payable under the MBO Plan (as described below).

(5) The amounts in the “All Other Compensation” column for fiscal year 2023 consist of the following payments and benefits paid by the Company to or on behalf of each NEO: 401(k) employer match - $9,900; life insurance premiums - $1,044.

XPERI - Proxy Statement	32

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information concerning the number and value of unexercised stock options and unvested stock awards of Xperi Inc. held by the NEOs at December 31, 2023:

Name	Grant Date	Option Awards (1)				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares or Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Jon E.	3/13/2014	12,607	—	21.15	3/13/2024	—	—	—		—
Kirchner	7/28/2020	—	—	—	—	11,366	125,253	—		—
	3/1/2021	—	—	—	—	21,924	241,602	102,312	(5)	1,127,478	(5)
	4/29/2022	—	—	—	—	32,476	357,886	229,861		2,533,068
	3/1/2023	—	—	—	—	172,490	1,900,840	258,736		2,851,271
	7/26/2023	—	—	—	—	—	—	133,000		1,465,660
Robert	1/2/2014	15,600	—	21.69	1/1/2024	—	—	—		—
Andersen	7/28/2020	—	—	—	—	6,127	67,520	—		—
	3/1/2021	—	—	—	—	9,490	104,580	18,982	(5)	209,182	(5)
	4/29/2022	—	—	—	—	19,846	218,703	60,202		663,426
	3/1/2023	—	—	—	—	93,921	1,035,009	93,920		1,034,998
	7/26/2023	—	—	—	—	—	—	30,000		330,600
Geir	3/13/2014	3,566	—	21.15	3/13/2024	—	—	—		—
Skaaden	7/28/2020	—	—	—	—	6,127	67,520	—		—
	3/1/2021	—	—	—	—	13,287	146,423	26,575	(5)	292,857	(5)
	4/29/2022	—	—	—	—	21,651	238,594	65,675		723,739
	3/1/2023	—	—	—	—	100,989	1,112,899	100,990		1,112,910
	7/26/2023	—	—	—	—	—	—	30,500		336,110

(1)
Prior to the Separation, Messrs. Kirchner, Andersen and Skaaden were granted option awards by the Former Parent. Option awards listed for Messrs. Kirchner, Andersen and Skaaden with a grant date prior to June 1, 2020 were granted by Xperi Corporation, then were assumed by the Former Parent in connection with Xperi Corporation's merger with TiVo Corporation. In connection with the Separation, each of these option awards was converted into both Xperi and Former Parent option awards, with certain adjustments to the underlying shares and terms of outstanding awards to preserve the aggregate intrinsic value of each award immediately after the Separation when compared to the aggregate intrinsic value immediately prior to the Separation. This table reflects the converted Xperi option awards granted under the Xperi 2022 Equity Incentive Plan. Stock option awards have a ten-year term from the grant date. All stock option awards vested as follows: 25% of the shares subject to the equity awards vested annually following the grant date, to the extent the NEO was employed with or retained as a consultant by the Company on the vesting dates. As of March 14, 2024, all outstanding option awards have expired.
(2)
Each RSU award vests as follows: 25% of the shares subject to the equity awards will vest annually following the grant date, to the extent the NEO continues in service as an employee, consultant or director of the Company on the vesting dates. All time-based RSU awards are subject to acceleration of vesting pursuant to agreements entered into with the respective NEO as described and referenced below in the “Employment Contracts, Termination of Employment Arrangements, and Change of Control Arrangements” section. Equity awards listed for Messrs. Kirchner, Andersen and Skaaden with a grant date prior to October 1, 2022 were granted by the Former Parent. In connection with the Separation, each award was converted into either both Xperi and Former Parent equity awards or an equity award of only Xperi stock, with certain adjustments to the underlying shares and terms of outstanding awards to preserve the aggregate intrinsic value of each award immediately after the Separation when compared to the aggregate intrinsic value immediately prior to the Separation. For all pre-Separation awards, this table reflects the converted Xperi RSU awards granted under the Xperi 2022 Equity Incentive Plan.
(3)
This value is based on the December 29, 2023 closing price (the last trading day in 2023) of our common stock of $11.02 as reported by the New York Stock Exchange.
(4)
Represents PSUs granted to the NEOs with a three-year cliff vesting period, and an 18-month cliff vesting period solely for the PSUs with a grant date of July 26, 2023. The value and the vesting of such PSUs are generally linked to one or more performance goals and/or certain market conditions determined by the Company, or prior to the Separation, the Former Parent, in each case on a specified date or over 18 months or three years, and may range from zero to 200% of the target number of shares under the award (and from zero to 150% of the target number of shares solely for the July 2023 PSUs). The PSUs are reported in the table above based on achieving “target” performance. The PSUs are subject to acceleration of vesting pursuant to agreements entered into with the NEOs as described below in the “Employment Contracts, Termination of Employment Arrangements and Change of Control Arrangements” section.
(5)
No shares were earned by the NEOs under the 2021 PSU awards as the Compensation Committee determined that the level of stock price appreciation attained for the three-year performance period did not meet the minimum threshold performance target. As a result, all of these awards were forfeited in March 2024.

XPERI - Proxy Statement	33

Former Parent Equity Awards. In addition to the Company awards set forth above, each of Messrs. Kirchner, Andersen and Skaaden have vested Former Parent option awards and unvested Former Parent RSU awards that were granted by the Former Parent prior to the Separation. In connection with the Separation, these awards were converted into both Xperi (reflected in the table above) and Former Parent awards (reflected in the table below), with certain adjustments to the underlying shares and terms of outstanding awards to preserve the aggregate intrinsic value of each award immediately after the Separation when compared to the aggregate intrinsic value immediately prior to the Separation. Although these awards are issued in Former Parent equity, vesting of the awards is based on continued service with Xperi Inc.

Name	Grant Date	Option Awards(1)				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares or Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Jon E.	3/13/2014	31,518	—	10.75	3/13/2024	—	—	—		—
Kirchner	7/28/2020	—	—	—	—	28,414	352,049	—		—
	3/1/2021	—		—	—	54,809	679,084	255,778	(5)	3,169,089	(5)
	4/29/2022	—	—	—	—	81,190	1,005,944	—		—
Robert	7/28/2020	—	—	—	—	15,318	189,790	—		—
Andersen	3/1/2021	—	—	—	—	23,726	293,965	47,454	(5)	587,955	(5)
	4/29/2022	—	—	—	—	49,616	614,742	—		—
Geir	7/28/2020	—	—	—	—	15,318	189,790	—		—
Skaaden	3/1/2021	—	—	—	—	33,218	411,571	66,436	(5)	823,142	(5)
	4/29/2022	—	—	—	—	54,127	670,634	—		—

(1)
Stock option awards have a ten-year term from the grant date. All stock option awards vested as follows: 25% of the shares subject to the equity awards vested annually following the grant date, to the extent the NEO was employed with or retained as a consultant by the Company on the vesting dates.
(2)
Each RSU award vests as follows: 25% of the shares subject to the equity awards will vest annually following the grant date, to the extent the NEO continues in service as an employee, consultant or director of the Company on the vesting dates. All time-based RSU awards are subject to acceleration of vesting pursuant to agreements entered into with the respective NEO as described and referenced below in the “Employment Contracts, Termination of Employment Arrangements, and Change of Control Arrangements” section.
(3)
This value is based on the December 29, 2023 (the last trading day in 2023) closing price of Former Parent common stock of $12.39 as reported by NASDAQ Global Select Market.
(4)
Represents PSU awards granted to the NEOs with a three-year cliff vesting period. The value and the vesting of such PSU awards are generally linked to one or more performance goals or certain market conditions determined by the Former Parent, in each case on a specified date or over three years, and may range from zero to 200% of the target number of shares under the award. The PSU awards are subject to acceleration of vesting pursuant to agreements entered into with the NEOs as described below in the “Employment Contracts, Termination of Employment Arrangements, and Change of Control Arrangements” section. The PSU awards are reflected in the table above assuming target performance.
(5)
No shares were earned by the NEOs under the 2021 PSU awards as the Compensation Committee of the Former Parent determined that the level of stock price appreciation attained for the three-year performance period did not meet the minimum threshold performance target. As a result, all of these awards were forfeited in March 2024.

XPERI - Proxy Statement	34

Employment Contracts, Termination of Employment Arrangements, and Change of Control Arrangements

The Company provides for certain severance payments and benefits if an executive officer’s employment is involuntarily or constructively terminated. In addition, the Company provides enhanced severance payments and benefits if such a termination of employment occurs in connection with a change in control of the Company. Such severance payments and benefits are designed to alleviate the financial impact of an involuntary termination of employment through salary, bonus and health benefit continuation and with the intent of providing for a stable work environment. The Company believes that reasonable severance payments and benefits for those NEOs with whom we have entered into severance agreements are important because it may be difficult for these NEOs to find comparable employment within a short period of time following certain qualifying terminations of employment. The Company also believes these payments and benefits are a means of reinforcing and encouraging the continued attention and dedication of key executives of the Company to their duties of employment without personal distraction or a conflict of interest in circumstances which could arise from the occurrence of a change in control of the Company. We believe that the interests of stockholders will be best served if the interests of our senior management are aligned with them, and providing change in control payments and benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of stockholders.

The Company extends change in control payments and benefits because they are essential to help the Company fulfill its objectives of attracting and retaining key managerial talent. These arrangements are intended to be competitive within our industry and company size and are necessary to attract highly qualified individuals and encourage them to remain employed with the Company. In making the decision to extend the benefits, the Compensation Committee relied on the assurances of its independent advisor that the programs are representative of market practice, both in terms of design and cost.

Employment Agreement with Jon Kirchner

Mr. Kirchner and the Former Parent's predecessor entity entered into an Employment and Severance Agreement effective as of April 28, 2017 (the “Employment Agreement”) in connection with his appointment as its CEO. The Employment Agreement established his base salary, incentive bonus and initial equity compensation and an initial term through June 1, 2020, with a 12-month automatic renewal subject to timely notice of non-renewal, and severance payments and benefits in connection with certain terminations. Effective as of September 29, 2020, the Former Parent and Mr. Kirchner entered into an amendment to the Employment Agreement. The amendment extended the term until June 1, 2024 with a 12-month automatic renewal subject to timely notice of non-renewal, and provided an increase to his annual base salary and eligibility for additional stock awards. In connection with the Separation, effective as of October 1, 2022, the Employment Agreement was assigned to the Company.

The Compensation Committee believes that the Employment Agreement provides the Company with reasonable contractual protections and that making severance commitments to the Company’s CEO leads to stronger retention than if such payments and benefits were not offered.

The Employment Agreement provides the Company a balance of contractual protections in exchange for severance for Mr. Kirchner in the event of his termination of employment without cause and resignation for good reason, each as defined below. The Employment Agreement does not contain a single trigger provision that would generally allow him to voluntarily terminate his employment because of a change of control of the Company, nor does it entitle him to receive severance payments and benefits under the Employment Agreement solely as a result of change of control of the Company. The Employment Agreement was structured in this fashion so he would not be eligible for such payments and benefits absent other factors, such as a termination of employment without cause or resignation for good reason.

XPERI - Proxy Statement	35

The Employment Agreement provides that, if Mr. Kirchner’s employment is terminated by the Company without cause or if he resigns for good reason, he will be entitled to receive the following severance payments and benefits:

•
a lump sum cash payment equal to 200% of his annual base salary;
•
200% multiplied by his target annual bonus for the calendar year in which termination occurs (which bonus will be prorated for the portion of the calendar year that has elapsed prior to the date of termination if such termination occurs more than 60 days prior to or more than 18 months following a change in control of the Company);
•
continuation of health benefits for a period of up to 24 months following the date of termination;
•
immediate acceleration of vesting of his outstanding equity awards that would have vested over the 12-month period following the date of his separation from service had he remained continuously employed during such period (with any performance awards that are eligible to be earned vesting based on performance for the fiscal year in which his termination occurs vesting at target), provided that if such termination occurs within 60 days prior to or within 18 months following a change in control of the Company, all of Mr. Kirchner’s unvested equity awards will vest (with performance awards vesting at target) on the later of the date of his termination or the date of the change in control; and
•
a post-termination exercise period for his outstanding stock options of 12 months from the date of termination, or, if earlier, the remaining life of the equity grants.

The post-employment payments and benefits described above will be paid upon Mr. Kirchner’s execution of a general release of claims in favor of the Company and will be subject to his continued compliance with the confidentiality and proprietary rights covenant set forth in the Employment Agreement.

Non-renewal of the term by the Company so that the term is not extended for the additional 12 month renewal period will be deemed a termination of employment without cause and will result in the payments and benefits described above, while expiration of the term under any other circumstances will not be deemed a termination of employment without cause and will not give rise to any payments or benefits. The term of the Employment Agreement will automatically be extended for 18 months following a change in control of the Company if the term would otherwise have expired during such 18-month period.

In the event that the severance pay and other benefits provided for in the Employment Agreement or otherwise payable to Mr. Kirchner constitute "parachute payments" under Section 280G of the Internal Revenue Code and would be subject to excise taxes, then such benefits will either be delivered in full or delivered as to such lesser extent which would result in no portion of such severance pay and other benefits being subject to excise taxes, whichever results in the receipt by the executive of the greatest amount of benefits.

Severance Agreements

The Former Parent entered into severance agreements with Messrs. Andersen and Skaaden, which were assigned to the Company in connection with the Separation. The terms of the agreements are through September 2023 plus a one-year automatic renewal, or, if earlier, the date on which all payments or benefits required thereunder have been paid or provided in their entirety. Each term may be renewed by mutual agreement between the Company and the NEO.

Each of the severance agreements provides that, if the NEO’s employment is terminated by us without cause or if the executive resigns for good reason more than 60 days prior or more than 18 months following a change in control, the executive will be entitled to receive the following payments and benefits:

•
a lump sum cash payment equal to 100% of the NEO’s annual base salary;
•
the NEO’s target annual bonus for the calendar year in which termination occurs (which bonus will be prorated for the portion of the calendar year that has elapsed prior to the date of termination); and
•
continuation of health benefits for a period of 12 months following the date of termination.

The severance payments and benefits described above will be paid upon the NEO’s execution of a general release of claims in favor of the Company and will be subject to the NEO’s continued compliance with the confidentiality and proprietary rights covenant set forth in the severance agreement.

XPERI - Proxy Statement	36

Change in Control Severance Agreements with Robert Andersen and Geir Skaaden

The Former Parent entered into change in control severance agreements with Messrs. Andersen and Skaaden which were assigned to the Company in connection with the Separation. The terms of the agreements are through September 2023 plus a one-year automatic renewal, or, if earlier, the date on which all payments or benefits required thereunder have been paid or provided in their entirety; provided, that the term of each agreement will automatically be extended for 18 months following a change in control of the Company if the term would otherwise have expired during such period.

Each of the change in control severance agreements provide that, if the NEO’s employment is terminated by us without cause or if the executive resigns for good reason, in either case, within 60 days prior to or within 18 months following a change in control, the executive will be entitled to receive the following payments:

•
a lump sum cash payment equal to 100% of the NEO’s annual base salary;
•
the NEO’s target annual bonus for the calendar year in which termination occurs;
•
continuation of health benefits for a period of up to 12 months following the date of termination; and
•
immediate acceleration of vesting of the NEO’s outstanding equity awards (with any performance-based awards vesting at target, except to the extent alternative acceleration is specifically provided for pursuant to the grant documents) as of the later of the date of termination or the date of such change in control.

The severance benefits described above will be reduced by any severance benefits payable under their severance agreements, will be paid upon the NEO’s execution of a general release of claims in favor of the Company, and will be subject to the NEO’s continued compliance with the confidentiality and proprietary rights covenant set forth in the change in control severance agreement.

Defined Terms

For purposes of the Employment Agreement, the severance agreements, and the change in control severance agreements, “cause” means, generally, an executive’s gross negligence or willful misconduct in the performance of his duties, the executive’s willful and habitual neglect of or failure to perform his duties, the executive’s commission of any material act of fraud, dishonesty or financial or accounting impropriety with respect to the Company which results in a personal benefit to the executive, the executive’s failure to cooperate with us in any investigation or formal proceeding initiated by a governmental authority or otherwise approved by the Board or the Audit Committee, the executive’s conviction of or plea of guilty or nolo contendere to felony criminal conduct (other than moving vehicle violations), the executive’s material violation of his confidentiality and proprietary rights agreement or any similar agreement with the Company, or the executive’s material breach of any obligation or duty under the agreement or any written employment or other written policies of the Company.

For purposes of the Employment Agreement, the severance agreements, and the change in control severance agreements, “good reason” means, generally, a material diminution in the executive’s authority, duties or responsibilities, a material diminution in the executive’s base compensation or target bonus opportunity, unless such a reduction is imposed across-the-board to senior management, a material change in the geographic location at which the executive must perform his duties at the Company's request and without the employee's written consent, or any other action that constitutes a material breach of the agreement by the Company.

For purposes of the Employment Agreement and the change in control severance agreements, “change in control” is generally defined as:

•
a merger or consolidation in which the Company is a party, or the sale of all or substantially all of the Company’s assets, in either case other than a transaction that results in the Company's outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities; or
•
the acquisition by any person of beneficial ownership of the Company’s securities representing more than 50% of the total combined voting power of the Company.

XPERI - Proxy Statement	37

2022 Equity Incentive Plan

We routinely grant our executive officers stock awards pursuant to our 2022 Equity Incentive Plan. In the event of a change of control, if the successor corporation refuses to assume the awards, or to substitute substantially equivalent awards, the vesting of each outstanding award shall be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable.

Pension AND OTHER Benefits

We do not offer any plans that provide for specified retirement payments and benefits other than a tax-qualified 401(k) plan generally available to all employees. The NEOs participate in other employee benefits that are generally available to all employees, which include health benefits.

Nonqualified Deferred Compensation

We do not offer a non-qualified deferred compensation plan to any of our employees.

XPERI - Proxy Statement	38

Equity Compensation Plan Information

We have two equity compensation plans that have been approved by our stockholders: the 2022 Equity Incentive Plan and the Amended and Restated 2022 Employee Stock Purchase Plan ("ESPP"). The following table sets forth the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options, RSUs and PSUs, and the number of securities remaining available for future issuance under all of our equity compensation plans, at December 31, 2023:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	7,173,010 (1)	$26.87	7,842,515 (2)
Equity compensation plans not approved by security holders	0	0	0
Totals	7,173,010		7,842,515

(1)
The number under column (a) includes 106,316 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $26.87, and 7,066,694 shares issuable upon the vesting of outstanding RSU awards and PSU awards at target levels. Excludes outstanding purchase rights under the ESPP.

(2)
Includes 4,180,392 shares remaining available for future issuance under the 2022 Equity Incentive Plan, and 3,662,123 shares remaining available for future issuance under the ESPP (of which 3,662,123 shares were eligible for purchase during the offering period in effect on December 31, 2023).

XPERI - Proxy Statement	39

OUR PROPOSALS

Proposal 1—Election of Directors

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has unanimously nominated the five directors listed below for re-election to the Board at the Annual Meeting:

Name	Age	Director since	Principal occupation in last 5 years and previous positions
Darcy Antonellis	61	2022
•
Director of the Company
•
Director at Cinemark Holdings, Inc., Bango, plc,
and Vionlabs AB
•
Operating Advisor at ABS Capital Partners
•
Former Executive Advisor of Amdocs, Inc.
•
Former Division President of Amdocs, Inc.
•
Former CEO of Vubiquity, Inc.

Laura J. Durr	63	2022	• Director of the Company • Director of NETGEAR, Inc. and Owlet, Inc.
David C. Habiger	55	2022	• Chair of the Company's Board • President and CEO of J.D. Power • Chair of the Board at Reddit, Inc. • Director at Federal Reserve Bank of Chicago
Jon E. Kirchner	56	2022	• CEO and Director of the Company • Former CEO of Xperi Holding Corporation • Former CEO of Xperi Corporation • Former CEO of DTS, Inc.
Christopher Seams	61	2022	• Director of the Company • Chair of the Board at ONTO Innovation Inc.

If elected at the Annual Meeting, each of these nominees will serve until the 2025 annual meeting of stockholders and until a successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. All the foregoing nominees are currently serving on the Board and have consented to being named in this proxy statement and to serve if elected.

Required Vote and Board of Directors' Recommendation

Rubric Capital has stated its intention to nominate two candidates for election to the Board at the Annual Meeting and wage a proxy contest in support of such candidates and in opposition to certain of the Board’s candidates. The Company's Bylaws provide that, if the Board determines that the number of nominees exceeds the number of directors to be elected at the meeting (a “contested election”), whether or not the election becomes an uncontested election after such determination, each of the directors to be elected at the Annual Meeting will be elected based on the plurality of the votes cast. As a result of Rubric Capital’s nomination of two candidates to our Board, the Board has determined that the election of directors at the Annual Meeting will be considered a contested election. As a result, the “majority voting” policy previously adopted by the Board will not apply to such contested election, and instead, the directors will be elected on a plurality basis.

Under the plurality voting standard, you may vote “FOR” or “WITHHOLD” authority to vote for up to five nominees, and the five nominees receiving the greatest number of votes cast “FOR” their election will be elected, regardless of whether they were nominated by the Board or by Rubric Capital. Votes to “WITHHOLD” with respect to any nominee will not be counted as votes cast and will result in the applicable nominee(s) receiving fewer votes cast “FOR” such nominee(s). A vote to withhold with respect to either of the Rubric Nominees on the white proxy card will revoke any

XPERI - Proxy Statement	40

BLUE proxy card or BLUE voting instruction form you may have previously submitted. For example, this means that if you have submitted a validly executed proxy on the Company’s BLUE proxy card voting “FOR” the nominees recommended by the Board but later submit a validly executed proxy on Rubric’s white proxy card withholding your votes from the Rubric Nominees, your prior vote in favor of the nominees recommended by the Board will not be counted. We recommend you support the Board’s nominees by voting “FOR” all of the Board’s nominees, which registered stockholders can do by marking “FOR” all of the Board's nominees on the Company's BLUE proxy card.

The Corporate Governance Guidelines (the “Guidelines”) include a director resignation policy providing that, in an uncontested election, a director candidate, nominee or appointee who receives more votes "against" election than votes "for" election is expected to tender promptly a written offer of resignation to the Board. The Nominating and Corporate Governance Committee will promptly consider the director's offer of resignation, and recommend to the Board whether to accept or reject it. The Board will act on the Nominating and Corporate Governance Committee's recommendation within 90 days following receipt of the recommendation.

The Board of Directors recommends
that the stockholders vote “FOR” the election of each of:

Darcy Antonellis

Laura J. Durr

David C. Habiger

Jon E. Kirchner

Christopher Seams

and vote “WITHHOLD” with respect to each of the Rubric Nominees:

Deborah S. Conrad

Thomas A. Lacey

on the BLUE proxy card

Rubric Solicitation

Your vote is particularly important this year because Rubric has stated its intention to nominate two candidates for election to the Board at the Annual Meeting and wage a proxy contest in support of such candidates and in opposition to certain of the Board’s candidates.

AFTER CAREFUL CONSIDERATION, THE BOARD DOES NOT ENDORSE EITHER OF THE TWO RUBRIC NOMINEES FOR DIRECTOR AND UNANIMOUSLY RECOMMENDS YOU ONLY VOTE “FOR” EACH OF THE BOARD’S NOMINEES FOR ELECTION (Darcy Antonellis, Laura J. Durr, David C. Habiger, Jon E. Kirchner, and Christopher Seams).

You may receive proxy solicitation materials from Rubric Capital or other persons or entities affiliated with Rubric Capital, including an opposition proxy statement and associated white proxy card. The Board urges you to disregard such materials and NOT to vote using any associated proxy card or voting instruction form. If you have already voted using the white proxy card provided by or on behalf of Rubric, you have every right to change your vote by completing, signing, dating and returning the enclosed BLUE proxy card or BLUE voting instruction form or by voting over the Internet by following the instructions provided on the enclosed BLUE proxy card or BLUE voting instruction form. We are not responsible for the accuracy of any information provided by or relating to Rubric or Rubric Nominees contained in solicitation materials filed or disseminated by or on behalf of Rubric or any other statements Rubric may otherwise make.

PLEASE NOTE THAT THIS YEAR, YOUR PROXY CARD LOOKS DIFFERENT. SECURITIES AND EXCHANGE COMMISSION RULES REQUIRE US TO USE A “UNIVERSAL PROXY CARD.” THIS MEANS THE COMPANY’S

XPERI - Proxy Statement	41

BLUE PROXY CARD IS REQUIRED TO LIST THE RUBRIC NOMINEES IN ADDITION TO THE BOARD’S NOMINEES. AS SUCH, IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION. PLEASE MARK YOUR CARD CAREFULLY AND ONLY VOTE “FOR” THE NOMINEES AND PROPOSALS RECOMMENDED BY THE BOARD.

Xperi is required to include all nominees for election on its BLUE proxy card which includes the Rubric Nominees. For additional information regarding the Rubric Nominees and any other related information, please refer to Rubric's proxy statement if and when it is provided to you by Rubric. Stockholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the BLUE proxy card) when filed by the Company or Rubric Capital, as applicable, with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).

XPERI - Proxy Statement	42

Proposal 2—Ratification of Independent Registered Public Accounting Firm

The Audit Committee recently conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. As a result of this process, on April 2, 2024, the Audit Committee approved the engagement of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, effective immediately. On the same date, the Committee dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, effective immediately. PwC served as the Company's independent registered public accounting firm for the year ended December 31, 2023.

The reports of PwC on the Company’s financial statements for each of the two fiscal years ended December 31, 2022 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In the fiscal years ended December 31, 2022 and 2023 and in the subsequent interim period through April 2, 2024, there were no (a) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) and the related instructions thereto between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matter in its report, or (b) “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of the disclosures contained in the Current Report on Form 8-K filed with the SEC on April 8, 2024, and requested that PwC furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements contained therein. A copy of PwC’s letter, dated April 8, 2024, was filed as Exhibit 16.1 to the Company’s Form 8-K filed with the SEC on the same date.

During the years ended December 31, 2022 and 2023 and through April 2, 2024, neither the Company nor anyone on its behalf consulted with Deloitte & Touche LLP with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Board has directed that the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024 be submitted to our stockholders for ratification at the Annual Meeting.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions. Representatives of PwC will not be present at the Annual Meeting.

Fees for Professional Audit Services

As disclosed above, the Audit Committee appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. Other than tax fees in the amount of $732,032 that were billed for the year ended December 31, 2023 for tax compliance, advice and planning, no fees have been billed by Deloitte & Touche LLP for the years ended December 31, 2022 and 2023. The following is a summary of fees billed by PwC for the years ended December 31, 2023 and 2022:

XPERI - Proxy Statement	43

	Fiscal Year 2023	Fiscal Year 2022 (1)
Audit Fees(2)	$2,808,000	$1,494,700
Audit-Related Fees(3)	32,000	131,000
Tax Fees(4)	682,000	183,000
All Other Fees(5)	456,000	178,700
Total Fees	$3,978,000	$1,987,400

(1)
For the period post-Separation, from October 1, 2022 through December 31, 2022.
(2)
Represents the aggregate fees billed for the audit of the Company’s financial statements, review of the financial statements included in the Company’s quarterly reports and services in connection with the statutory and regulatory filings or engagements.
(3)
Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the auditor review of the Company’s financial statements and are not reported under “audit fees.”
(4)
Represents the aggregate fees billed for tax compliance, advice and planning.
(5)
Represents the aggregate fees billed for all products and services provided that are not included under “audit fees,” “audit-related fees” or “tax fees.”

Audit Committee Pre-Approval Policies

Before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee will be required to pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm. Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. All non-audit services provided by PwC during the years of 2023 and 2022 were pre-approved by the Audit Committee (or by the Audit Committee of the Former Parent prior to the Separation) in accordance with applicable pre-approval policies.

Required Vote and Board of Directors' Recommendation

The affirmative vote of the holders of a majority of the shares present virtually or represented by proxy and entitled to vote on the proposal is required to ratify the appointment of Deloitte & Touche LLP.

The Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024.

WE STRONGLY ENCOURAGE YOU TO USE THE ENCLOSED BLUE UNIVERSAL PROXY CARD TO VOTE IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION.

XPERI - Proxy Statement	44

PROPOSALS 3(a) AND 3(b)—AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS

Summary of Proposed Amendments

The Charter currently provides that certain matters may be approved by stockholders only by the affirmative vote of the holders of at least 66 2/3 percent of the outstanding voting stock of the Company. These matters include stockholder amendment of the Bylaws and the amendment of Articles V, VI, VIII and IX of the Charter.

Each of Proposals 3(a) and 3(b) is a result of the continuous effort of the Nominating and Corporate Governance Committee and the Board to improve and enhance our corporate governance practices, policies, structures and functioning, taking into account ongoing corporate governance trends, peer practices, and views and perspectives of our stakeholders. In accordance with the Nominating and Corporate Governance Committee’s recommendation to the Board, the Board has determined that it is in the best interests of the Company and its stockholders to amend our Charter to replace supermajority voting standards for amendments to the Bylaws and certain provisions of the Charter with a majority voting standard. Accordingly, our Board has approved, and recommends that all stockholders approve, the proposed amendments to our Charter as provided below.

Stockholders will vote on Proposals 3(a) and 3(b) separately, and the approval of one proposal is not conditioned on the approval of the other proposal.

Proposal 3(a): Amend Article V of the Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Requirement for Stockholders to Amend the Bylaws

The Board proposes to amend Article V of the Charter to eliminate the 66 2/3 percent supermajority vote currently required for stockholders to amend the Bylaws (the “Article V Supermajority Amendment”). Specifically, the Board proposes to replace the existing Article V with the proposed Article V shown in the table below. The table also contains a comparison of the proposed Article V to the existing Article V showing the proposed changes (new text appears in blue underline and deleted text appears in ~~red strikethrough~~):

XPERI - Proxy Statement	45

Existing Article V	Proposed Article V	Comparison

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be altered, amended or repealed in any respect by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the Corporation, voting together as a single class.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be altered, amended or repealed in any respect by the affirmative vote of the holders of at least a majority of the outstanding voting stock of the Corporation, voting together as a single class.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be altered, amended or repealed in any respect by the affirmative vote of the holders of at least a majority ~~66 2/3%~~ of the outstanding voting stock of the Corporation, voting together as a single class.

If Proposal 3(a) is approved by stockholders, the Company intends to file a certificate of amendment containing the Article V Supermajority Amendment with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), at which time the Article V Supermajority Amendment would become effective. If the Article V Supermajority Amendment becomes effective, the amendment of the Bylaws by stockholders would require the affirmative vote of the majority of the outstanding voting stock of the Company.

The Bylaws also contain a requirement that a 66 2/3 percent supermajority vote is required for stockholders to amend the Bylaws. Accordingly, subject to stockholder approval of Proposal 3(a), the Board intends to approve an amendment to the Bylaws reflecting conforming changes and eliminating the supermajority voting requirements for amendments thereto.

Proposal 3(b): Amend Article XII of the Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Requirement for Stockholders to Amend Certain Provisions of the Amended and Restated Certificate of Incorporation

The Board proposes to amend Article XII of the Charter to eliminate the 66 2/3 percent supermajority vote currently required for stockholders to amend Articles V, VI, VIII and IX of the Charter (the “Article XII Supermajority Amendment”). Specifically, the Board proposes to replace the existing Article XII with the proposed Article XII shown in the table below. The table also contains a comparison of the proposed Article XII to the existing Article XII showing the proposed changes (new text appears in blue underline and deleted text appears in ~~red strikethrough~~):

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Existing Article XII	Proposed Article XII	Comparison

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation; provided, however, that no amendment, alteration, change or repeal may be made to Article V, VI, VIII or IX without the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the Corporation, voting together as a single class.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Restated Certificate, and in addition to any other vote of holders of capital stock that is required by statute or this Restated Certificate, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate~~,~~ in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Restated Certificate, and in addition to any other vote of holders of capital stock that is required by statute or this Restated Certificate, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class.  ~~and all rights conferred on stockholders herein are granted subject to this reservation; provided, however, that no amendment, alteration, change or repeal may be made to Article V, VI, VIII or IX without the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the Corporation, voting together as a single class.~~

If Proposal 3(b) is approved by stockholders, the Company intends to file a certificate of amendment containing the Article XII Supermajority Amendment with the Delaware Secretary of State, at which time the Article XII Supermajority Amendment would become effective. If the Article XII Supermajority Amendment becomes effective, the amendment of any provision of the Charter that would require the vote of the holders of capital stock of the Company would require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment, in accordance with Delaware law.

Required Vote and Board of Directors' Recommendation

Proposal 3(a): The affirmative vote of the holders of at least 66 2/3 percent of the outstanding voting stock of the Company is required to approve Proposal 3(a).

Proposal 3(b): The affirmative vote of the holders of at least 66 2/3 percent of the outstanding voting stock of the Company is required to approve Proposal 3(b).

The Board of Directors recommends that the stockholders vote “FOR” the approval of each of the amendments to the Charter described in Proposals 3(a) and 3(b).

WE STRONGLY ENCOURAGE YOU TO USE THE ENCLOSED BLUE PROXY CARD TO VOTE IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION.

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REPORT OF THE AUDIT COMMITTEE

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2023 with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant's communications with audit committees concerning independence and the Audit Committee has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from the Company.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

AUDIT COMMITTEE

LAURA J. DURR, CHAIR

DARCY ANTONELLIS

CHRISTOPHER SEAMS

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BACKGROUND OF THE SOLICITATION

On December 21, 2012, Starboard Value LP (together with its affiliates, “Starboard”) delivered a letter to Tessera Technologies, Inc. (“Tessera”), a semiconductor company and the Company’s predecessor, nominating Thomas A. Lacey, and six other candidates to Tessera’s board of directors at the Tessera’s 2013 annual meeting of stockholders.

On May 22, 2013, Tessera entered into a cooperation agreement with Starboard, pursuant to which Mr. Lacey and five other Starboard candidates were added to the Tessera board of directors.

Soon thereafter, on May 29, 2013, Mr. Lacey was appointed Interim Chief Executive Officer of Tessera. On December 9, 2013, Mr. Lacey’s role as CEO was made permanent.

On September 20, 2016, Tessera announced that it had entered into a definitive agreement to acquire DTS, Inc. (“DTS”), an audio solutions provider. Upon closing of the transaction on December 1, 2016, Mr. Lacey continued to serve as CEO of the combined company – which was renamed Xperi Corporation – for approximately six months.

Between 2017 and 2022, Jon E. Kirchner, the President of Xperi Corporation and former CEO of DTS, and Xperi's IR representative met with representatives of Rubric on a regular basis to provide ordinary course updates on the business, which discussions were sometimes joined by other members of management.

On May 3, 2017, Xperi Corporation announced that Mr. Kirchner would succeed Mr. Lacey as CEO of Xperi Corporation, effective June 1, 2017. Mr. Lacey remained with Xperi Corporation as an advisor through the end of 2017, with a focus on Xperi Corporation’s intellectual property licensing business.

Prior to a dinner on May 9, 2017, after the announcement that he was to become CEO of Xperi Corporation, Mr. Kirchner and Xperi's IR representative met with David Rosen and Justin Roberts, representatives of Rubric (Messrs. Rosen and Roberts, collectively, the “Rubric Representatives”). During that meeting, the Rubric Representatives expressed concerns about Mr. Lacey’s transparency and honesty with investors around the expiration of material semiconductor licensing agreements and his communications positioning the semiconductor licensing business as a long-term growth business. In addition, the Rubric Representatives expressed concern that Mr. Lacey's departure may have been timed to leave before the business outlook further declined. Later that evening, Mr. Lacey joined Mr. Kirchner, Xperi’s IR representative, and the Rubric Representatives for dinner.

On December 19, 2019, Xperi Corporation announced that it had entered into a definitive agreement (the “Merger Agreement”) to combine in an all-stock transaction with TiVo Corporation (“TiVo”), which provided devices and software for the management of video, including set-top boxes. Pursuant to the Merger Agreement, the stockholders of Xperi Corporation would own 46.5% of the resulting company. The Merger Agreement was disclosed in a filing with the SEC on December 24, 2019. The Merger Agreement contained a customary provision, known as a “no-shop” provision, that limited the ability of Xperi Corporation’s board of directors to engage with parties who proposed alternative transactions to the merger unless such alternatives were or were reasonably likely to lead to a so-called “superior proposal.”

On February 21, 2020, during the “no shop” period under the Merger Agreement, Mr. Lacey, through Metis Ventures LLC, of which Mr. Lacey was a managing member, made an unsolicited, non-binding competing proposal to acquire all of the outstanding equity of Xperi Corporation (the “Lacey Unsolicited Acquisition Proposal”). The Lacey Unsolicited Acquisition Proposal was both highly conditional and lacked financing. The Xperi Corporation board of directors unanimously determined that the Lacey Unsolicited Acquisition Proposal was not, and was not reasonably likely to lead to, a superior proposal and continued to recommend the Merger Agreement to Xperi Corporation stockholders. Despite its attempts to engage with Mr. Lacey, the Xperi Corporation board of directors did not receive any further correspondence from Mr. Lacey or Metis Ventures LLC, and the Lacey Unsolicited Acquisition Proposal

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was never formally withdrawn. Nevertheless, in the ensuing months (including during the solicitation for approval of the Merger Agreement), the highly conditional and unfinanced Lacey Unsolicited Acquisition Proposal was the subject of many questions and frequent discussion between Xperi Corporation, on the one hand, and its stockholders and the proxy advisory firms, on the other. Our belief, based on those discussions, is that the Lacey Unsolicited Acquisition Proposal created significant confusion among Xperi Corporation and TiVo stockholders regarding their options and whether Metis Ventures would provide a viable alternative to acceptance of the Merger Agreement.

On June 1, 2020, Xperi Corporation and TiVo completed the merger of equals transaction contemplated by the Merger Agreement. The combined company was renamed Xperi Holding Corporation (the “Former Parent”).

On October 1, 2022, the Former Parent completed its separation into two businesses (the “Separation”), Adeia Inc. (formerly known as Xperi Holding Corporation) (“Adeia”), an intellectual property licensing company, and Xperi Inc. The legacy semiconductor business that was once part of Tessera was moved into Adeia. The legacy semiconductor business that was moved into Adeia represented the primary business of Tessera overseen by Mr. Lacey when he was CEO of Tessera prior to the acquisition of DTS. The Company today operates virtually none of the businesses, and owns virtually none of the technologies, that were part of Tessera prior to the combinations with DTS and TiVo.

Prior to the Separation, members of management of Tessera and Xperi Corporation, including Mr. Lacey while he was the CEO of Tessera, had maintained regular dialogue with the Rubric Representatives since 2015. The first meetings between management of then Tessera and Messrs. Rosen and Roberts occurred on February 11, 2015 and August 12, 2016, respectively. From 2015 to 2017, management of Tessera and Xperi Corporation also met with certain other representatives of Rubric, including Rod Chay and Bobby Swift.

Following the Separation, members of the Company’s management held discussions with one or both of the Rubric Representatives on an approximately quarterly basis to provide ordinary course business updates following announcement of earnings for the prior quarter and to answer questions from time to time as part of the Company’s ongoing investor relations and stockholder engagement activities.

In connection with and following the Separation, the Board has been actively considering its size and composition and the potential to add additional directors with complementary skill sets to the Board. During the fall of 2022, members of the Nominating and Corporate Governance Committee of the Board (the “NGC”) identified 11 potential director candidates for the Board and the skills and experience that would most benefit the Company, taking into consideration the Company's strategic plans. Given the trajectory and focus of the Company, the NGC prioritized skills and experience in monetization/advertising, automotive, digital media and machine learning. From October 2022 through December 2023, both the Board and the NGC regularly discussed these potential changes to the composition of the Board. During 2023, a member of the Board initiated contact with two of the potential director candidates regarding their preliminary interest in potentially joining the Board.

On December 5, 2023 and January 24, 2024, respectively, a member of the Board contacted the two director candidates (neither of whom were affiliated with Rubric) regarding their interest in joining the Board. The NGC believed that these individuals were the most qualified candidates due to their skill sets, experience, and the positive impact they would have on the diversity of the Board. Both candidates expressed a strong interest in joining the Board.

On January 16, 2024, Mr. Roberts emailed Mr. Kirchner, Michael Iburg, the Vice President of Investor Relations for the Company, and Robert Andersen, the Company’s Chief Financial Officer, to request a meeting via video conference and asked Mr. Iburg to provide their availability to speak on January 22 or January 23, 2024 to discuss certain non-earnings-related topics.

On January 22, 2024, Messrs. Iburg, Kirchner and Andersen conducted a video conference with the Rubric Representatives. During the video conference, the Rubric Representatives told the representatives of Xperi that Rubric wanted the Company to commit to replacing half of its independent directors by the end of the week (i.e., two of its four independent directors) with Mr. Lacey and Deborah Conrad, candidates Rubric had identified. Furthermore, Rubric demanded that Mr. Lacey immediately be named Chair of the Board. Rubric indicated that it would nominate Mr. Lacey and Ms. Conrad formally at the end of the week, three days later, if Xperi did not accede to the director replacement and new Chair demand. Rubric also indicated that it would publicly disclose its nominations upon making them at the end of the week.

However, without waiting for the end of the week, just hours later on January 22, 2024, Olshan Frome Wolosky LLP, counsel to Rubric (“Olshan”), delivered a notice of nomination, nominating each of the Rubric Nominees for election

XPERI - Proxy Statement	50

to the Board at the 2024 annual meeting of the Company’s stockholders (the “Annual Meeting”) and providing certain additional disclosures with respect to Rubric and the Rubric Nominees (the “Rubric Nomination Notice”).

On January 23, 2024, Rubric Capital filed a Schedule 13D with the SEC indicating ownership of approximately 7.6% of the Company’s outstanding shares as of January 19, 2024, and disclosing the nominations of the Rubric Nominees. On February 14, 2024, Rubric Capital filed a Schedule 13D/A with the SEC indicating ownership of approximately 8.6% of the Company’s outstanding shares as of February 13, 2024. On February 21, 2024, Rubric Capital filed a Schedule 13D/A with the SEC indicating ownership of approximately 9.3% of the Company’s outstanding shares as of February 20, 2024.

On January 23, 2024, Mr. Lacey sent a text message to Mr. Kirchner suggesting Mr. Lacey and Mr. Kirchner have a discussion regarding the Rubric nomination. On January 29, 2024, Mr. Kirchner sent an email to Mr. Lacey in response to Mr. Lacey’s text message, copying Becky Marquez, the Chief Legal Officer of the Company, and indicating that Mr. Kirchner and the rest of the Board were interested in hearing Mr. Lacey’s thoughts and advising him that Ms. Marquez would be sending director and officer questionnaires to be completed by the Rubric Nominees.

On January 30, 2024, Mr. Lacey responded to Mr. Kirchner’s email, copying Olshan, to say that Mr. Lacey and Mr. Kirchner should let the Company’s and Rubric’s respective counsel handle scheduling of any discussion between Mr. Lacey, Mr. Kirchner and the rest of the Board.

On February 1, 2024, Ms. Marquez sent an e-mail to Olshan asking to schedule calls with each of the two Rubric Nominees and members of the Board, attaching a form of director and officer questionnaire for each of the Rubric Nominees to complete, and requested that the completed questionnaires be returned by February 7, 2024. Olshan responded to confirm receipt of the questionnaires and to request a meeting between Rubric, Mr. Kirchner and any other directors leading the process on behalf of the Company to discuss a potential framework to avoid a proxy contest.

On February 2, 2024, Mr. Lacey called Mr. Kirchner twice on his cell phone. Mr. Kirchner did not answer those calls. Mr. Lacey then texted Mr. Kirchner to ask that they speak for ten minutes about a personal matter. Mr. Kirchner responded by text message to Mr. Lacey to say that given the formal process Rubric had initiated, Mr. Kirchner was not in a position to have a one-on-one call with Mr. Lacey and to reiterate the Board’s desire for a discussion between Mr. Lacey, an independent member of the Board and Mr. Kirchner.

On February 3, 2024, Mr. Lacey responded to indicate he was disappointed that he and Mr. Kirchner could not have an informal, one-on-one conversation, but that he was fine with having a more formal discussion.

On February 6, 2024, a representative of Olshan sent Ms. Marquez emails that attached a completed director and officer questionnaire for each of the Rubric Nominees and requested an update regarding Rubric’s request for a meeting to discuss a potential framework to avoid a proxy contest. Ms. Marquez responded by saying that she was checking the availability of Mr. Kirchner and the other directors.

On February 6, 2024, Ms. Marquez scheduled a meeting for Mr. Kirchner and Christopher Seams, each of whom is a director of the Company, with the Rubric Representatives.

On February 9, 2024, the Rubric Representatives and Brian Kleinhaus, another representative of Rubric, met with Messrs. Kirchner, Seams and Iburg to discuss solutions to avoid a proxy contest and potential candidates for the Board. During this meeting, the Rubric Representatives stated that their objective was to replace two incumbent directors – David C. Habiger and Darcy Antonellis – with the Rubric Nominees. The Rubric Representatives indicated that they would be willing to enter into a cooperation agreement with the Company, but only if both Rubric Nominees were appointed to the Board. The Rubric Representatives indicated that, if the Company did not appoint both Rubric Nominees to the Board, Rubric was “ready for a fight.”

On February 9, 2024, following the call between Messrs. Kirchner and Seams and the Rubric Representatives, Ms. Marquez emailed representatives of Olshan to request the availability of the Rubric Nominees for interviews. A representative of Olshan responded to confirm that Olshan had reached out to the Rubric Nominees regarding their availability and asked that Ms. Marquez provide the availability of the NGC.

On February 12, 2024, Olshan sent an email to Ms. Marquez indicating that rather than facilitating meetings between members of the Board and the Rubric Nominees, as previously discussed with Olshan on February 9, 2024, Rubric would require that the Board agree to a settlement framework that contemplated adding the Rubric Nominees to the

XPERI - Proxy Statement	51

Board before Rubric would allow the Board to meet with the Rubric Nominees. Ms. Marquez responded that this was inconsistent with what the Rubric Representatives had conveyed during their conversation with Messrs. Kirchner and Seams on February 9, 2024 and, in all events, that, from her perspective, the Board did not have enough information to agree to a framework to appoint the Rubric Nominees prior to interviewing such nominees.

On February 13, 2024, Olshan responded to Ms. Marquez noting that Rubric was not requiring a plan for adding directors to the Board prior to allowing the Board to interview the Rubric Nominees but was rather seeking an acknowledgement from the Board that “some level of boardroom change” is warranted. Ms. Marquez followed up to attempt again to schedule interviews by the Board with the Rubric Nominees and noted that the Board was genuinely interested in learning about the Rubric Nominees because the Board desired the best board composition possible. Olshan responded to Ms. Marquez with some potential time slots for interviews with the Rubric Nominees.

On February 15, 16, 19 and 22, 2024 members of the Board conducted interviews with each of the Rubric Nominees and the two candidates for the Board that the Board had contacted on December 5, 2023 and January 24, 2024, respectively, regarding their interest in joining the Board.

On February 16, 2024, Olshan sent an email to Ms. Marquez attaching Mr. Lacey’s resume (the “Lacey Resume”) and requesting it be forwarded to all directors ahead of their interview with Mr. Lacey, which Ms. Marquez circulated to the Board.

On February 19, 2024, Mr. Lacey stated during his interview with members of the Board that the Board should just add the Rubric Nominees and increase the size of the Board from five to seven members and move on.

On February 20, 2024, a representative of Olshan sent an email to Ms. Marquez attaching a demand that the Company provide a list of stockholders to Rubric, along with certain other related information, pursuant to Section 220 of the General Corporation Law of the State of Delaware (the “DGCL”).

On February 25, 2024, Rubric and the Company entered into a nondisclosure agreement, to permit the discussion described below between Messrs. Kirchner and Seams and representatives of Rubric on February 26, 2024, regarding the Company’s 2023 results and 2024 guidance, among other topics. That nondisclosure agreement expired by its terms upon the Company’s fourth quarter earnings announcement on February 28, 2024.

On February 26, 2024, Messrs. Kirchner and Seams met with Mr. Lacey to discuss engaging Mr. Lacey as a consultant to the Company as part of a resolution with Rubric. Mr. Lacey expressed interest in such an arrangement, which he deemed “creative.”

On February 26, 2024, Messrs. Kirchner and Seams also met with representatives of Rubric and gave them an overview of the Company’s fourth quarter and full year 2023 results and 2024 guidance and plans to announce that the Company was exploring strategic alternatives with respect to Perceive. Mr. Seams explained that the Board and NGC had been working throughout 2023 to identify candidates for the Board, and that the Board had identified two highly qualified candidates that it would propose to add to the Board, expanding the Board to seven directors, and that the Company would also be willing to enter into a consulting agreement with Mr. Lacey. Rubric reacted negatively to learning that the Board did not plan to appoint either of the Rubric Nominees and stated that the Company’s proposal was unacceptable. Mr. Rosen provided a counterproposal that contemplated adding both of the Rubric Nominees to the Board, again expanding the Board to seven directors, and making Mr. Lacey the Chair of the Board. If the Company did not agree to Rubric’s proposal, Rubric indicated that it would launch a proxy fight and seek to replace two incumbent directors. Mr. Kirchner and Mr. Seams noted that they would take Rubric’s proposal back to the full Board for consideration.

On February 27, 2024, Mr. Kirchner had a telephone call with Mr. Lacey to discuss the meeting on February 26, 2024 between Mr. Kirchner, Mr. Seams and representatives of Rubric. Mr. Kirchner told Mr. Lacey that Rubric reacted negatively to the Company’s proposal. Mr. Lacey responded that he did not understand why the Board was opposed to his nomination. Mr. Kirchner explained that the goal of the Board is to build long-term value and that the Board believed that the two highly qualified candidates the Board had identified were in the best position to help the Board achieve that goal. Mr. Lacey stated his belief that a proxy battle was likely to occur. Mr. Kirchner reiterated the Board’s offer to engage Mr. Lacey as a consultant if he withdrew from Rubric’s slate. Mr. Lacey confirmed that he intended to remain on Rubric’s slate and stated that a proxy fight would be “messy and painful” for Mr. Kirchner and suggested that Mr. Kirchner encourage the Board to add Mr. Lacey as a director in order to avoid a proxy battle. Mr. Kirchner reiterated that the Board is focused on acting in the best interests of the Company and its stockholders and will continue to take actions consistent with that approach.

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On February 27, 2024, a representative of the Company sent an email to Olshan and attached a response letter to Rubric’s demand for a list of stockholders, along with certain other related information, pursuant to Section 220 of the DGCL, and noted that the Company will provide some responsive information, including the list of stockholders, but that certain requests were overbroad and/or not necessary and essential under Section 220 of the DGCL. The Company also requested that Rubric enter into a customary nondisclosure agreement permitting Rubric to review the stockholder list and other information (the “220 Demand NDA”). On February 28, 2024, a representative of Olshan responded with several comments to the nondisclosure agreement regarding the stockholder list and related information.

On February 28, 2024, the Company announced the fourth quarter and full-year 2023 financial results for the period ended December 31, 2023, as well as 2024 guidance and that the Company was exploring strategic alternatives with respect to Perceive.

On March 3, 2024, the Company and Rubric entered into the 220 Demand NDA.

On March 4, 2024, a representative of the Company sent Olshan an email and attached a proposal to resolve the contested election (the “Cooperation Agreement Proposal”) pursuant to which the Company would (x) increase the size of the Board from five to eight directors and (y) appoint to the Board the two independent candidates previously identified by the Company, as well as Ms. Conrad, the Rubric Nominee. The Cooperation Agreement Proposal also contemplated that Rubric would agree to customary standstill, voting and non-disparagement provisions. Olshan acknowledged receipt and responded that it would share the proposal with Rubric.

On March 5, 2024, the Company learned of material facts concerning Mr. Lacey’s background that should have been, but which were not, disclosed on the director and officer questionnaire that Mr. Lacey had signed and returned to the Company prior to his interviews with the incumbent directors. The information was also not included on the Lacey Resume. On March 5, 2024, by letter, the Company inquired of Mr. Lacey and asked whether his answers were true and correct, as he had attested.

On March 6, 2024, Olshan responded on behalf of Mr. Lacey providing significant and new information concerning Mr. Lacey’s prior nominations and candidacies for public company boards of directors. In each situation that Mr. Lacey omitted from his previous answers to the director and officer questionnaire, Mr. Lacey was unsuccessful at obtaining a board seat.

On March 6, 2024, the Company provided notice to Rubric Capital of the Board’s intent to nominate each of Darcy Antonellis, Laura J. Durr, David C. Habiger, Jon E. Kirchner, and Christopher Seams for election at the Annual Meeting pursuant to Rule 14a-19(d) under the Exchange Act.

On March 8, 2024, Olshan, on behalf of Rubric Capital, responded that Rubric Capital had rejected the Cooperation Agreement Proposal and that any agreement must contemplate Mr. Lacey joining the Board. Later that day, Rubric filed a preliminary proxy statement with the SEC to be used in connection with its solicitation of proxies in favor of the Rubric Nominees and in opposition to the Board’s nominees.

On March 22, 2024, the Company filed its preliminary proxy statement with the SEC.

On March 25, 2024, the Company refiled its preliminary proxy statement with the SEC.

On March 25, 2024, Rubric Capital delivered a supplement to the Rubric Nomination Notice to the Company in accordance with Article II, Section 2.5(g) of the Bylaws.

On March 26, 2024, Rubric Capital filed a revised preliminary proxy statement with the SEC.

On April 1, 2024, Rubric Capital delivered another supplement to the Rubric Nomination Notice to the Company in accordance with Article II, Section 2.5(g) of the Bylaws.

On April 2, 2024, Rubric Capital filed a revised preliminary proxy statement with the SEC.

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Questions and Answers About These Proxy Materials and Voting

Why did I receive these proxy materials?

The Board is soliciting your proxy to vote at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including at any continuation, adjournments or postponements of the Annual Meeting.

These proxy materials also include a BLUE proxy card for the Annual Meeting. BLUE proxy cards are being solicited on behalf of the Board. The Company’s proxy materials include detailed information about the matters that will be discussed and voted on at the Annual Meeting and provide updated information about the Company that you should consider in order to make an informed decision when voting your shares.

We intend to mail these proxy materials on or about April 17, 2024 to all stockholders of record entitled to vote at the Annual Meeting.

What am I voting on?

The following matters are scheduled for a vote:

•
Election of five (5) directors to the Company’s Board to hold office until the 2025 annual meeting of stockholders, and until their respective successors shall have been duly elected and qualified (Proposal 1);
•
Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024 (Proposal 2); and
•
Amendment of the Charter to eliminate supermajority voting requirements with respect to (a) the Bylaws (Proposal 3(a)) and (b) certain provisions of the Charter (Proposal 3(b)) (collectively, the “Charter Amendments”).

What are the Board’s voting recommendations?

The Board unanimously recommends that you vote your shares as follows using the BLUE proxy card and return it in the postage-paid return envelope:

•
“FOR” the election of Darcy Antonellis, Laura J. Durr, David C. Habiger, Jon E. Kirchner, and Christopher Seams to the Company’s Board to hold office until the 2025 annual meeting of stockholders, and until their respective successors shall have been duly elected and qualified (Proposal 1);
•
“FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024 (Proposal 2); and
•
“FOR” each of the Charter Amendments (Proposals 3(a) and 3(b)).

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Will other candidates be nominated for election as directors at the Annual Meeting in opposition to the Board’s nominees?

Yes. Rubric Capital has notified the Company that it intends to nominate two nominees (the “Rubric Nominees”) for election as directors at the Annual Meeting in opposition to the five director nominees recommended by the Board. The Board does not endorse either of the Rubric Nominees. If you have previously submitted a white proxy card sent to you by Rubric, you have every right to change it and we strongly urge you to revoke that proxy by voting for the Board’s nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed BLUE proxy card and returning it in the postage-paid return envelope. Only your latest dated proxy will be counted. Even if you would like to elect one or both of the Rubric Nominees, we strongly recommend you use the Company’s BLUE proxy card to do so.

Is the Company using a universal proxy card in connection with voting at the Annual Meeting?

Yes. The SEC has adopted rules requiring the use of a universal proxy card in contested director elections. These universal proxy rules are applicable to the Annual Meeting. The Board’s nominees and the Rubric Nominees will be included on the universal proxy card.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE BOARD’S NOMINEES LISTED ON THE ENCLOSED BLUE PROXY CARD. The Board strongly urges you to discard and NOT to sign or return any white proxy card sent to you by Rubric. Even if you would like to elect one or both of the Rubric Nominees, we strongly recommend you use the Company’s BLUE proxy card to do so.

How many nominees can be elected as directors at the Annual Meeting?

Only five nominees can be elected to the Board at the Annual Meeting.

Could other matters be decided at the Annual Meeting?

The Board does not intend to present any business at the Annual Meeting other than the proposals described in this proxy statement.

The Board is not aware of any other business to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the individuals named as proxies, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote in accordance with their judgment on such matters to the extent authorized by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Why might I be receiving proxy materials from Rubric?

As further described in the “Background of the Solicitation” section of this Proxy Statement, on January 22, 2024, Rubric Capital notified the Company that it is nominating the Rubric Nominees for election as directors at the Annual Meeting in opposition to certain of the five director nominees recommended by the Board. The Company’s BLUE proxy card therefore includes the names of the purported Rubric Nominees. The Board does not endorse the Rubric Nominees and unanimously recommends that you vote “FOR” the election of the five nominees proposed by the Board.

You may receive a proxy statement, white proxy card and other solicitation materials from Rubric. Since Rubric has the option to choose which of our stockholders will receive their proxy solicitation materials, you may or may not receive them. The Company is not responsible for the accuracy of any information provided by, or relating to, Rubric or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Rubric or any other statements that Rubric may otherwise make.

The Board strongly urges you to discard and not to sign or return any white proxy card sent to you by Rubric. A vote to withhold with respect to either of the Rubric Nominees on Rubric’s proxy card will revoke any BLUE proxy card or BLUE voting instruction form you may have previously submitted. This means that if you have submitted a validly executed proxy on the Company’s BLUE proxy card voting “FOR” the nominees recommended by

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the Board but later submit a validly executed proxy on Rubric’s white proxy card withholding your votes from the Rubric Nominees, your prior vote in favor of the nominees recommended by the Board will not be counted. If you have previously submitted a white proxy card sent to you by Rubric, you have every right to change it and we strongly urge you to revoke that proxy by voting for the Board’s nominees and on the other matter to be voted on at the Annual Meeting by using the enclosed BLUE proxy card and returning it in the postage‑paid return envelope or by voting via Internet by following the instructions on your BLUE proxy card or BLUE voting instruction form. Only your latest dated proxy will be counted. Even if you would like to elect one or both of the Rubric Nominees, we strongly recommend you use the Company’s BLUE proxy card to do so.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your shares of common stock in different ways (e.g., different names, trusts, custodial accounts, joint tenancy) or in multiple accounts. If your shares of common stock are held by a broker, bank, or other nominee (i.e., in “street name”), you will receive a BLUE voting instruction form directly from your broker, bank, or other nominee. It is important that you complete, sign, date and return each BLUE proxy card or BLUE voting instruction form you receive, or by using the Internet as described in the instructions included herein and on your BLUE proxy card(s).

As noted above, you also may receive materials, including a proxy statement and white proxy card from Rubric.

If I want to vote for one or both of the Rubric Nominees, can I use the BLUE proxy card?

Yes, if you would like to elect one or both of the Rubric Nominees, we strongly recommend that you use the Company’s BLUE proxy card to do so.

As further described below under “Can I change my vote after submitting my proxy?”, voting on Rubric’s white proxy card will revoke any BLUE proxy card you may have previously submitted.

What happens if Rubric withdraws or abandons its solicitation or fails to comply with the universal proxy rules and I already granted proxy authority in favor of Rubric?

Stockholders are encouraged to submit their votes on the BLUE proxy card or BLUE voting instruction form. If Rubric withdraws or abandons its solicitation or fails to comply with the universal proxy rules after a stockholder has already granted proxy authority, stockholders can still sign and date a later submitted BLUE proxy card or BLUE voting instruction form. If Rubric withdraws or abandons its solicitation or fails to comply with the universal proxy rules, any votes cast in favor of the Rubric Nominees will be disregarded and will not be counted, whether such vote is provided on the Company’s BLUE proxy card or BLUE voting instruction form or Rubric’s white proxy card.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date or holders of a valid proxy will be entitled to vote at the Annual Meeting. On the Record Date, there were 45,030,490 shares of the Company’s common stock (the “Common Stock”) outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, Inc. (“Computershare”), then you are a stockholder of record. As a stockholder of record, you may vote virtually at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy on the internet as instructed below or return the enclosed BLUE proxy card we may mail to you to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee

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If at the close of business on the Record Date, your shares were held in an account at a broker, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting by registering to attend in accordance with the instructions provided below. However, since you are not the stockholder of record, you may not vote your shares virtually at the Annual Meeting unless you request and obtain a valid legal proxy, in PDF or Image (gif, jpg, or png) file format, from your broker, bank, or other nominee.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own at the close of business on the Record Date.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by proxy online, or vote by proxy using and mailing the enclosed BLUE proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting by following the instructions described below and vote online during the Annual Meeting, even if you have already voted by proxy.

•
To vote online prior to the Annual Meeting, go to the website on your BLUE proxy card to complete an electronic proxy card. You will be asked to provide the company number and control number on your enclosed BLUE proxy card. Your internet vote must be received by 11:59 p.m. Eastern Daylight Time on May 23, 2024, to be counted.
•
To vote by mail, simply complete, sign and date the enclosed BLUE proxy card and return it promptly in the envelope provided.
•
To vote online at the Annual Meeting, register for the Annual Meeting using the instructions below.

Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a BLUE voting instruction form from that organization rather than from us. Simply follow the voting instructions to ensure that your vote is counted. Prior to the Annual Meeting, you will be able to vote by mail or via the Internet. You may also obtain a “legal proxy” from your broker, bank, or other nominee and register in advance to attend and vote at the Annual Meeting by following the instructions described below. Even if you wish to attend the Annual Meeting, we urge you to vote your shares in advance of the Annual Meeting by following the instructions on your BLUE voting instruction form.

Certain of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you submit every BLUE proxy card or BLUE voting instruction form you receive.

Rubric has notified the Company that it intends to file its own proxy statement with the SEC in connection with the solicitation of proxies from stockholders of the Company. Accordingly, you may receive solicitation materials from Rubric seeking your proxy to vote in favor of the Rubric Nominees. If you do receive any materials other than from the Company, the Board strongly urges you to discard and NOT to sign or return any proxy card sent to you by Rubric even if Rubric’s white proxy card provides an option to vote for the Board’s nominees. The Board recommends you vote “FOR” the Board’s five nominees by submitting the enclosed BLUE proxy card. Even if you would like to elect one or both of the Rubric Nominees, we strongly recommend you use the Company’s BLUE proxy card to do so.

What happens if I do not vote or if I return my proxy card but do not make specific choices?

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Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the Record Date and do not vote prior to the Annual Meeting online, by completing and returning your BLUE proxy card, or during the Annual Meeting, your shares will not be voted.

If you return a signed and dated BLUE proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of the Board’s five nominees for director, “FOR” the ratification of the appointment by the Audit Committee of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and “FOR” each of the Charter Amendments. If any other matters properly come before the Annual Meeting, the individuals named as proxies, or their duly constituted substitutes acting at the Annual Meeting, will vote in accordance with their judgment on such matters.

Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank, or other nominee how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the NYSE deems the particular proposal to be a “routine” matter. Brokers, banks, and other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

Each of Proposal 1 and Proposals 3(a) and 3(b) is considered to be “non-routine” under NYSE rules, meaning that your broker, bank, or nominee does not have discretion to vote your shares on such proposals in the absence of your voting instructions. These unvoted shares are counted as “broker non-votes.” For Proposal 1, broker non-votes will not be counted as votes cast. For Proposals 3(a) and 3(b), broker non-votes will have the same effect as votes against the proposals.

Under NYSE rules, Proposal 2 is considered a “routine” matter, to the extent your brokerage firm has not provided you Rubric’s proxy materials. This means that such brokerage firms may vote in their discretion on Proposal 2 on behalf of clients who have not been provided with Rubric’s proxy materials and have not furnished voting instructions by the date of the Annual Meeting.

What happens if I return a BLUE proxy card but give voting instructions for fewer than five candidates?

An undervote is an instance in which a stockholder returns a proxy card in a director election contest but does not exercise a vote with respect to all the seats up for election at the Annual Meeting. To the extent an undervote (i.e., voting “FOR” with respect to fewer than the five nominees on Proposal 1) occurs on a record holder’s BLUE proxy card, your shares will only be voted “FOR” those nominees you have so marked.

If you are a beneficial holder and you vote “FOR” fewer than five nominees on your BLUE voting instruction form (i.e., an undervote), your votes on the election of directors will only be voted “FOR” those nominees you have so marked.

What happens if I return a BLUE proxy card but give voting instructions for more than five candidates?

An overvote is an instance in which a stockholder returns a proxy card in a director election contest but exercises a vote “FOR” more than the available seats up for election at the Annual Meeting. To the extent an overvote (i.e., voting “FOR” with respect to more than the five nominees on Proposal 1) occurs on a record holder’s BLUE proxy card, your votes on the election of directors will be invalid and will not be counted.

If you are a beneficial holder and you vote “FOR” more than five nominees on your BLUE voting instruction form (i.e., an overvote), your votes on the election of directors will be invalid and will not be counted. In addition, depending on the broker, bank, or other nominee through which you hold your shares, your votes on all other proposals before the Annual Meeting may also be invalid and not counted.

PLEASE CAREFULLY REVIEW THE INSTRUCTIONS PROVIDED BY YOUR BROKER, BANK, OR OTHER NOMINEE.

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Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
You may grant a subsequent proxy online by going to the website on your BLUE proxy card to complete an electronic proxy card. You will be asked to provide the company number and control number on your enclosed BLUE proxy card. Your internet vote must be received by 11:59 p.m. Eastern Daylight Time on May 23, 2024, to be counted.
•
You may submit another properly completed BLUE proxy card with a later date. Your proxy card must be received by 11:59 p.m. Eastern Daylight Time on May 23, 2024, to be counted.
•
You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 2190 Gold Street, San Jose, California 95002.
•
You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting without voting will not, by itself, revoke your proxy.

Your latest dated proxy card or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Nominee

If your shares are held by your broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee. In most cases, you will be able to do this by mail or via the Internet.

A vote to withhold with respect to either of the Rubric Nominees on Rubric’s white proxy card or voting instruction form will revoke any BLUE proxy card or BLUE voting instruction form you may have previously submitted. If you have previously submitted a vote for the Rubric Nominees on the white proxy card sent to you by Rubric, you have every right to change it and we strongly urge you to revoke that proxy by voting “FOR” the Board’s nominees by using the enclosed BLUE proxy card and returning it in the postage-paid return envelope or by voting via Internet by following the instructions on your BLUE voting instruction form. Only your latest dated proxy will be counted. Even if you would like to elect one or both of the Rubric Nominees, we strongly recommend you use the Company’s BLUE proxy card to do so.

How do I attend the Annual Meeting?

Registering to Attend the Annual Meeting—Stockholders of Record

If you were a stockholder of record as of the close of business on the Record Date, you may register to attend the Annual Meeting prior to the deadline of May 22, 2024 at 8:00 a.m. Eastern Daylight Time by going to www.cesonlineservices.com/xper24_vm and entering the control number provided on your BLUE proxy card.

If you do not have your BLUE proxy card, you may still register to attend the Annual Meeting by going to www.cesonlineservices.com/xper24_vm, but you will need to provide proof of ownership of shares of common stock as of the Record Date during the registration process. Such proof of ownership may include a copy of your BLUE proxy card received from the Company or white proxy card received from Rubric, or a statement showing your ownership as of the Record Date.

Registering to Attend the Annual Meeting—Beneficial Owners

If you were the beneficial owner of shares (that is, you held your shares in “street name” through an intermediary such as a broker, bank, or other nominee) as of the Record Date, you may register to attend the Annual Meeting prior to the deadline of May 22, 2024 at 8:00 a.m. Eastern Daylight Time by going to www.cesonlineservices.com/xper24_vm and providing evidence during the registration process that you beneficially owned shares of Common Stock as of the Record Date, which may consist of a copy of the voting instruction form

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provided by your broker, bank or other nominee, an account statement, or a letter or legal proxy from such broker, bank or other nominee.

After registering, you will receive a confirmation email prior to the Annual Meeting with a link and instructions for entering the virtual Annual Meeting.

Although the meeting webcast will begin at 8:00 a.m. Eastern Daylight Time on May 24, 2024, we encourage you to access the meeting site prior to the start time to allow ample time to log into the meeting webcast and test your computer system. Accordingly, the Annual Meeting site will first be accessible to registered stockholders beginning at 7:45 a.m. Eastern Daylight Time on the day of the meeting. All stockholders who register to attend the Annual Meeting will receive an email prior to the Annual Meeting containing the contact details of technical support in the event they encounter difficulties accessing the virtual meeting or during the meeting. Stockholders are encouraged to contact technical support if they encounter any technical difficulties with the meeting webcast. In the event of any technical disruptions that prevent the chairperson of the Annual Meeting from hosting the Annual Meeting within 30 minutes of the date and time set forth above, the meeting may be adjourned or postponed in the chairperson’s discretion.

Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed BLUE proxy card in the postage-paid envelope provided, or vote via the Internet as instructed on the BLUE proxy card. Additional information and our proxy materials can also be found at by going to investor.xperi.com. If you have any difficulty following the registration process, please email XPER@info.morrowsodali.com.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting online or represented by proxy. At the close of business on the Record Date, there were 45,030,490 shares outstanding and entitled to vote. Thus, the holders of 22,515,246 shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy by internet or proxy card (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote online during the Annual Meeting. Abstentions, withhold votes, and broker non-votes will be counted towards the quorum requirement. Pursuant to the Bylaws, if there is no quorum, the stockholders entitled to vote and present at the Annual Meeting virtually or represented by proxy may adjourn the Annual Meeting to another date.

Will there be a Question and Answer session during the Annual Meeting?

Stockholders as of the close of business on the Record Date who register in advance and attend the Annual Meeting will have an opportunity to submit questions live via the internet during a designated portion of the meeting. We intend to answer appropriate questions that are pertinent to the Company and the Annual Meeting matters, as time permits, and are submitted via the Annual Meeting virtual platform by stockholders during the Annual Meeting. Questions should be succinct and only cover a single topic. We will endeavor to address as many questions submitted by stockholders as time permits, and will not address questions that are, among other things:

•
irrelevant to the business of the Company or to the business of the Annual Meeting;
•
related to material non-public information of the Company, including the status or results of our business since our last Annual Report on Form 10-K;
•
related to any pending, threatened or ongoing litigation;
•
related to personal grievances;
•
derogatory references to individuals or that are otherwise in bad taste;
•
substantially repetitious of questions already submitted by another stockholder;
•
in excess of the two question limit;
•
in furtherance of the stockholder’s personal or business interests; or

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•
out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the chairperson or secretary of the Annual Meeting in their reasonable judgment.

We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the Annual Meeting since our stockholders can participate from any location around the world with internet access.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. We and the directors, director nominees, as well as other persons who solicit proxies on our behalf are considered to be “participants” in this proxy solicitation under applicable regulations of the SEC. Please refer to Annex A, Supplemental Information Regarding Participants in the Solicitation, for information about the directors and director nominees as well as information about certain of the executive officers and other employees who may solicit proxies on our behalf. Other than the persons described in Annex A, none of our employees will be employed to solicit proxies. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of our solicitation of proxies. For example, in addition to these proxy materials, the directors and employees may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. To aid in the solicitation of proxies and related advisory services, we have retained Morrow Sodali LLC (“Morrow Sodali”), for a fee of up to approximately $400,000, plus reimbursement of expenses. We may incur additional fees if we request additional services. Morrow Sodali estimates that approximately 45 of its employees will assist in our proxy solicitation. We will request brokers, banks, or other nominees in whose names shares of common stock are registered to furnish to the beneficial holders this proxy statement and the BLUE proxy card, and any other materials related to the Annual Meeting, including our 2023 Annual Report, and, upon request, we will reimburse such brokers, banks, or other nominees for their out-of-pocket and reasonable expenses in connection therewith. Other than the fee paid to Morrow Sodali, as described above, our expenses in connection with our solicitation of proxies, excluding normal expenses related to a non-contested solicitation of proxies and excluding salaries and wages of the officers and regular employees, are expected to aggregate to approximately $1,700,000, of which approximately $1,200,000 has been incurred as of the date of this proxy statement.

How are votes counted?

Votes will be counted by the independent inspector of election appointed for the Annual Meeting.

What are “broker non-votes”?

Broker non-votes occur when brokers, banks, or other nominees do not have discretionary voting authority to vote certain shares held in “street name” on particular non-routine proposals and the beneficial owner of those shares has not instructed the broker, bank, or other nominee to vote on those proposals.

How many votes are needed to approve each proposal and what is the effect of withhold votes, abstentions and broker non-votes?

The following table summarizes the minimum vote needed to approve each proposal and the effect of withhold votes, abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Votes Withheld or Abstentions	Effect of Broker Non‑Votes

1	Election of Directors(1)(3)	The plurality of the votes of the holders of shares present and entitled to vote on the proposal. The five nominees receiving the most “FOR” votes will be elected directors.	Votes withheld will not be counted as votes cast and will have no effect. Abstentions are not applicable.	Broker non-votes will not be counted as votes cast and will have no effect.(3)

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Proposal Number	Proposal Description	Vote Required for Approval	Effect of Votes Withheld or Abstentions	Effect of Broker Non‑Votes
2	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2024(2)	“FOR” votes from the holders of a majority of shares present virtually or represented by proxy and entitled to vote on the matter will ratify the appointment.	Abstentions will be counted as votes “AGAINST” this proposal.	(2)
3(a)	Approval of the Charter amendment to eliminate the supermajority voting requirement for stockholders to amend the Bylaws(3)	“FOR” votes from the holders of at least 66 2/3 percent of the outstanding voting stock of the Company is required to approve Proposal 3(a).	Abstentions will have the same effect as votes against Proposal 3(a).	Broker non-votes will have the same effect as votes against Proposal 3(a).(3)
3(b)	Approval of the Charter amendment to eliminate the supermajority voting requirement for stockholders to amend certain provisions of the Charter(3)	“FOR” votes from the holders of at least 66 2/3 percent of the outstanding voting stock of the Company is required to approve Proposal 3(b).	Abstentions will have the same effect as votes against Proposal 3(b).	Broker non-votes will have the same effect as votes against Proposal 3(b).(3)

(1) The Board does not endorse the Rubric Nominees and unanimously recommends that you vote “FOR” the election of the five nominees proposed by the Board.

(2) Typically, this proposal is considered to be a “routine” matter under NYSE rules. Accordingly, typically, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other nominee that holds your shares, your broker, bank, or other nominee has discretionary authority under NYSE rules to vote your shares on this proposal. However, to the extent that Rubric provides a white proxy card or voting instruction form to stockholders who hold their shares in “street name,” Proposal 2 included in this proxy statement will be a “non-routine” matter with respect to such stockholders, and brokers will not have discretionary voting authority to vote on either of the proposals presented at the Annual Meeting and broker non-votes will have no effect on either of the proposals. If, however, Rubric does not provide a white proxy card or voting instruction form to certain stockholders who hold their shares in “street name,” then Proposal 2 would be considered to be a routine matter with respect to those stockholders, and such stockholders' broker, bank or other nominee would be able to vote upon the matter if the stockholders do not provide them with specific voting instructions. However, in that event, it is possible that a broker may choose not to exercise discretionary authority with respect to the Proposal 2. In that case, if you do not instruct your broker how to vote with respect to Proposal 2, your broker may not vote with respect to such proposal. Therefore, we encourage you to instruct your broker, bank, or other nominee to vote your shares by filling out and returning the enclosed BLUE proxy card.

(3) Whether or not Rubric provides a white proxy card or voting instruction form to stockholders who hold their shares in “street name,” Proposal 1, Proposal 3(a) and Proposal 3(b) is each considered to be a “non-routine” matter under NYSE rules, meaning that your broker, bank, or nominee will not have discretionary voting authority to vote your shares on such proposals if you do not provide them with specific voting instructions.

How can I find out the results of the voting at the Annual Meeting?

Because this is a contested election, we do not intend to announce voting results during the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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When are stockholder proposals and director nominations due for next year’s annual meeting?

Stockholders who intend to have a proposal considered for inclusion in next year’s proxy materials for presentation at the Company's 2025 annual meeting of stockholders ("2025 Annual Meeting") pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing by December 18, 2024, to our Corporate Secretary at 2190 Gold Street, San Jose, California 95002. If you wish to submit a proposal (including a director nomination) for presentation at the 2025 Annual Meeting that is not to be included in next year’s proxy materials, you must do so by February 23, 2025, but no earlier than January 24, 2025 provided, however that if next year’s annual meeting is more than 30 days before or more than 60 days after May 24, 2025, your proposal must be submitted (i) not later than the 90th day prior to such annual meeting; or (ii), if later, the tenth day following the day on which public disclosure of the date of such meeting is first made. You are also advised to review the Company's Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Board's nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.

In connection with our solicitation of proxies for the Annual Meeting, we are filing this definitive proxy statement and BLUE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

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HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of the 2023 Annual Report and proxy statement, if they have elected to receive proxy materials by mail. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment. Householding is available to both registered stockholders (i.e., those stockholders with shares registered in their name) and street name holders (i.e., those stockholders who hold their shares through a brokerage).

If you are a registered stockholder that has requested to receive proxy materials by mail and you have consented to our mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of the 2023 Annual Report and proxy statement for all registered stockholders residing at the same address. A BLUE proxy card or BLUE voting instruction form will be delivered for each of the stockholders sharing an address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting Morrow Sodali at 430 Park Avenue, 14th Floor, New York, NY 10022, or by calling (203) 658-9400. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to have additional copies of the 2023 Annual Report and proxy statement mailed to you, please call Investor Relations at (408) 519-9100, send an e-mail request to IR@xperi.com, or write to c/o Investor Relations, Xperi Inc., 2190 Gold Street, San Jose, California 95002 and we will promptly mail the requested copy.

Registered stockholders that have requested to receive proxy materials by mail and have not consented to householding will continue to receive copies of our Annual Reports and our proxy statements for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of the Annual Reports and proxy statements for all registered stockholders residing at the same address by contacting Morrow Sodali as outlined above.

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

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OTHER MATTERS

We are not aware of any matters that may come before the meeting other than those referred to in the Notice of Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

Accompanying this proxy statement is our 2023 Annual Report. Copies of our 2023 Annual Report, as filed with the SEC, are available free of charge on our website at investor.xperi.com, or you can request a copy free of charge by calling Investor Relations at (408) 519-9100 or sending an e-mail request to IR@xperi.com. Please include your contact information with the request.

By Order of the Board of Directors
Xperi Inc.

REBECCA K. MARQUEZ
Chief Legal Officer and Corporate Secretary

San Jose, California
April 17, 2024

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Annex A – Supplemental Information Regarding Participants IN THE SOLICITATION

The Company, its directors, director nominees, as well as other persons who solicit proxies on its behalf are considered to be “participants” in the Board’s solicitation of proxies from its stockholders in connection with the Annual Meeting under applicable regulations of the SEC. The following tables set forth the name, business address, present principal occupation or employment, and address of any corporation or organization in which such employment is carried on of such “participants” in the Board’s solicitation of proxies.

Directors and Nominees

The principal occupations and business addresses of our directors and nominees are set forth in the accompanying proxy statement. The principal business address of our directors and nominees is c/o Xperi Inc., 2190 Gold Street, San Jose, California 95002. See “Proposal No. 1 Election of Directors—Nominees for Election” for further information on the Board’s nominees for director.

Executive Officers and Employees

The principal occupations of the Company’s executive officers and employees who may be deemed “participants” in the Board’s solicitation of proxies (other than the executive officer who also serves as a director of the Company) are set forth below. The principal occupation refers to such person’s position with the Company and the business address for each person below is c/o Xperi Inc., 2190 Gold Street, San Jose, California 95002.

Name	Principal Occupation

Robert Andersen	Chief Financial Officer
Becky Marquez	Chief Legal Officer and Corporate Secretary
Mike Iburg	Vice President of Investor Relations

Information Regarding Ownership of Xperi Securities by Participants

The number of shares of the Company’s common stock beneficially owned by its directors, director nominees and executive officers that are considered to be participants as of March 1, 2024 is set forth under the “Security Ownership of Certain Beneficial Owners and Management” table and notes thereto elsewhere in this proxy statement. Our other employees who are deemed “participants” in our solicitation of proxies, Mike Iburg and Becky Marquez, beneficially own 10,945 and 19,563 shares of our common stock, respectively, as of March 1, 2024.

Information Regarding Transactions in Xperi Securities by Participants

The following table sets forth information regarding all securities of the Company purchased or sold by each of the participants listed above under “Directors and Nominees” and “Executive Officers and Employees” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans and none of the purchase price or market value of those securities are represented by funds

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borrowed or otherwise obtained for the purpose of acquiring or holding such securities. Refer to the “Key to Transaction Descriptions” below the table for an explanation of transaction descriptions.

Name	Transaction Date	# of Shares	Transaction Description
Darcy Antonellis	10/01/2022	4,872	Rollover RSUs
	10/01/2022	13,382	Distribution Shares
	04/27/2023	19,978	RSUs

Laura J. Durr	10/01/2022	4,872	Rollover RSUs
	10/01/2022	10,837 (1)	Distribution Shares
	04/27/2023	19,978	RSUs

David C. Habiger	10/01/2022	4,872	Rollover RSUs
	10/01/2022	22,766 (2)	Distribution Shares
	04/27/2023	19,978	RSUs

Jon E. Kirchner	10/01/2022	98,920	Rollover RSUs
	10/01/2022	28,493	Rollover Options
	10/01/2022	124,758	Distribution Shares
	03/01/2023	10,949	TW
	03/01/2023	172,490	RSUs
	07/28/2023	5,635	TW
	11/30/2023	1,710	ESPP
	03/01/2024	173,704	RSUs
	03/01/2024	32,625	TW

Christopher Seams	10/01/2022	4,872	Rollover RSUs
	10/01/2022	28,545	Distribution Shares
	04/27/2023	19,978	RSUs

Robert Andersen	10/01/2022	59,308	Rollover RSUs
	10/01/2022	15,600	Rollover Options
	10/01/2022	45,460	Distribution Shares
	03/01/2023	9,212	TW
	03/01/2023	93,921	RSUs
	07/28/2023	3,039	TW
	03/01/2024	86,852	RSUs
	03/01/2024	17,830	TW

Mike Iburg	12/15/2022	2,500	Purchase
	12/19/2022	27,180	RSUs
	05/31/2023	2,000	ESPP
	11/30/2023	2,000	ESPP
	12/01/2023	2,350	TW
	03/15/2024	4,500	RSUs

Becky Marquez	12/12/2022	119,610	RSUs
	12/12/2023	10,340	TW
	03/01/2024	45,711	RSUs

(1) includes 1,000 shares held by the Durr Revocable Trust

(2) includes 6,900 shares held by the David C. Habiger Family Trust

Key to Transaction Descriptions
RSUs	Receipt of grant of RSUs
Options	Receipt of grant of options
TW	Withholding of shares by the Company to satisfy tax withholding obligations in connection with vesting of RSUs
Rollover RSUs	Rollover RSUs granted by Xperi Holding Corporation (the “Former Parent”) that have been converted into RSUs of the Company in connection with the Separation of the Company from the Former Parent
Rollover Options	Rollover options granted by the Former Parent that have been converted into options of the Company in connection with the Separation of the Company from the Former Parent
Distribution Shares	Receipt of shares distributed in connection with the Separation of the Company from the Former Parent
ESPP	Purchase pursuant to ESPP
Purchase	Open market purchase

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Miscellaneous Information Concerning Participants

Except as described in this Annex A or otherwise disclosed in the proxy statement, to the Company’s knowledge:

•
No participant owns any securities of the Company of record that such participant does not own beneficially.
•
No participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.
•
No associate of any participant owns beneficially, directly or indirectly, any securities of the Company.
•
No participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company.
•
No participant nor any associate of a participant is a party to any transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which (a) the Company was or is to be a participant, (b) the amount involved exceeds $120,000 and (c) any participant or any related person thereof had or will have a direct or indirect material interest.
•
No participant, nor any associate of a participant, has any arrangement or understanding with any person (a) with respect to any future employment by the Company or its affiliates or (b) with respect to any future transactions to which the Company or any of its affiliates will or may be a party.
•
No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.
•
None of the Participants or their associates has during the past ten (10) years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

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VOTE BY INTERNET Please have your BLUE universal proxy card c/o Corporate Election Services P. O. Box 1150 Pittsburgh, PA 15230 available when you access the website www.cesvote.com and follow the simple directions that will be presented to you. VOTE BY MAIL Please mark, sign and date your BLUE universal proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230. IMPORTANT: PLEASE COMPLETE, SIGN, DATE AND MAIL THIS BLUE UNIVERSAL PROXY CARD TODAY! Control Number • If submitting your BLUE universal proxy by mail, please sign and date . the card below and fold and detach card at perforation before mailing. • Xperi Inc. BLUE UNIVERSAL PROXY CARD This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jon E. Kirchner and Robert Andersen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of XPERI INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 8:00 a.m. Eastern Daylight Time on May 24, 2024, at www.cesonlineservices.com/xper24_vm, and any continuation, adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. PROXIES CANNOT BE VOTED “FOR” MORE THAN FIVE (5) NOMINEES. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED, IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, “FOR” EACH OF THE COMPANY-RECOMMENDED NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3A, AND 3B. Signature Date Title or Authority Signature if Held Jointly NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. (Continued and to be marked on the other side)

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XPERI INC. Annual Meeting of Stockholders at www.cesonlineservices.com/xper24_vm May 24, 2024 8:00 a.m. Eastern Daylight Time Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 24, 2024. The 2024 Proxy Statement and Annual Report are available at: investor.xperi.com If you have any questions, require assistance in voting your BLUE universal proxy card, or need additional copies of the Company’s proxy materials, please contact our proxy solicitor: 430 Park Ave, 14th Floor New York, NY 10022 Call toll-free (800) 662-5200 or (203) 658-9400 Email: XPER@info.morrowsodali.com TO SUBMIT YOUR BLUEUNIVERSAL PROXY BY MAIL, DETACH ALONG THE PERFORATION, . MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE. • Xperi Inc. BLUE Universal Proxy Card The Board of Directors recommends a vote “FOR” ONLY each of the following five (5) Company nominees 1A-1E listed in Proposal 1 below. 1. To elect five (5) directors to hold office until the 2025 annual meeting of stockholders, and until their respective successors shall have been duly elected and qualified. You may mark instructions with respect to any or all of the nominees, however you should mark a vote “FOR” only five (5) nominees in total. If you vote “FOR” more than five (5) nominees, all of your votes on Proposal 1 will be invalid and will not be counted. You are permitted to vote for fewer than five (5) nominees. If you vote “FOR” fewer than five (5) nominees, your shares will only be voted “FOR” those nominees you mark. If you sign and return your proxy card and do not specify or direct how you want your shares to be voted, they will be voted “FOR” all of the Board of Directors' recommended nominees. Company Nominees: The Board of Directors of the Company recommends you vote “FOR” only the following five (5) Company nominees 1A through 1E: FOR WITHHOLD (1A) Darcy Antonellis .. (1B) Laura J. Durr .. (1C) David C. Habiger .. (1D) Jon E. Kirchner .. (1E) Christopher Seams .. Rubric Capital Nominees Opposed by the Company: The Board of Directors of the Company recommends you vote “WITHHOLD” for the following two (2) Rubric Capital nominees 1F and 1G: FOR WITHHOLD (1F) Deborah S. Conrad .. (1G) Thomas A. Lacey .. The Board of Directors recommends a vote “FOR” Proposal 2. 2. To ratify the appointment of the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2024. . FOR . AGAINST . ABSTAIN The Board of Directors recommends a vote “FOR” the following two Proposals 3A and 3B. 3. Approval of two separate proposals to amend the Company’s amended and restated certificate of incorporation to: (3A) Eliminate supermajority voting requirement for stockholders to amend the Company’s amended and restated bylaws; and . FOR . AGAINST . ABSTAIN (3B) Eliminate supermajority voting requirement for stockholders to amend certain provisions of the Company’s amended and restated certificate of incorporation. . FOR . AGAINST . ABSTAIN In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof to the extent permitted by Rule 14a-4(c) of the Exchange Act. Continued and to be signed on the reverse side

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